UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Stifel Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LETTER FROM OUR CHAIRMAN & CEO

501 North Broadway St. Louis, Missouri 63102

April 29, 2022

Fellow Shareholders:

We cordially invite you to participate in the 2022 Annual Meeting of Shareholders of Stifel Financial Corp., which will be held virtually on June 13, 2022 at 9:30 a.m., Central Time. We hope that you will be able to participate.

Enclosed you will find a notice setting forth the business expected to come before the meeting and instructions for accessing this Proxy Statement and our Annual Report for the year ended December 31, 2021 on the Internet and for submitting proxy votes online. The notice also contains instructions on how to request a printed set of proxy materials.

Your vote is very important to us. Whether or not you plan to participate in the virtual-only meeting directly, we hope that your shares are represented and voted.

I expand on our performance, strategy, and outlook in my Annual Report Shareholder Letter, which I hope you will read. Also, I am proud of the significant strides we have made in our ESG initiatives in the past few years, and invite you to learn more about them by reading our inaugural Environmental, Social & Governance report, which is available at stifel.com.

Thank you for your investment in Stifel. I look forward to welcoming our shareholders to the Annual Meeting.

Sincerely,

Ronald J. Kruszewski
Chairman of the Board and Chief Executive Officer

Proxy Statement for the 2022 Annual Meeting of Shareholders	1

Proxy Statement for the 2022 Annual Meeting of Shareholders	2

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	Monday, June 13, 2022 at 9:30 a.m., Central Time

VIRTUAL-ONLY ACCESS:

As in recent years, the 2022 Annual Meeting of Shareholders will be virtual-only. Anyone may enter the meeting as a guest in listen-only mode, only shareholders as of the record date and holders of valid proxies may attend and participate in the meeting, vote electronically and submit questions before and during the meeting by visiting www.meetnow.global/MD6XKL5 at the meeting date and time. If you plan to attend the virtual meeting, please refer to Questions & Answers about the Annual Meeting on page 60 for details.

ITEMS OF BUSINESS:		Board Recommendation	Page Reference
	▶ Election of Directors, each as nominated by the Board of Directors (the “Board”)	For	12
	▶ An advisory vote to approve executive compensation (Say on Pay)	For	55
	▶ Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022	For	56
	▶ Transaction of such other business as may properly come before our 2021 Annual Meeting of Shareholders
RECORD DATE:	You are entitled to vote if you were a shareholder at the close of business on April 14, 2022
VOTING BY PROXY:

Your vote is very important. By April 29, 2022, we will have sent to certain of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). The Notice includes instructions on how to access our Proxy Statement and 2021 Annual Report to Shareholders and vote online or by telephone, no later than close of business on June 10, 2022. If you received a paper copy of the proxy card, you may mail your proxy vote in the provided envelope.

For additional information about our Annual Meeting, see the Questions & Answers about the Annual Meeting, beginning on page 60.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 13, 2022: Our Proxy Statement and 2021 Annual Report are available at: stifel.com/investor-relations/annual-reports

By Order of the Board of Directors,

Mark P. Fisher, Corporate Secretary

April 9, 2022

Proxy Statement for the 2022 Annual Meeting of Shareholders	3

PERFORMANCE HIGHLIGHTS

We encourage you to read the following Performance Highlights as background to this Proxy Statement. Throughout this Proxy Statement, performance measures are GAAP-based unless otherwise noted. We explain why we use certain non-GAAP measures on page 45. All common share information in this Proxy Statement, including historic information, is adjusted for the December 2020 3-for-2 stock split.

Continued Strong Performance in 2021

▶	Record annual net revenues of over $4.7 billion, an increase of 26% over 2020.

▶	26th consecutive annual increase in net revenues.

▶	Record net revenues and pre-tax margins in both Global Wealth Management and the Institutional Group.

▶	Record non-GAAP net income available to common shareholders of $840 million, or $7.08 per diluted common share.

▶	Non-GAAP Return on Common Equity of 21% and Return on Average Common Shareholder’s Equity (ROTCE) of 31%;

▶	Returned $354 million to shareholders through dividends, net settlement of restricted stock units and share repurchases.

▶	Increased book value per common share by $5.72 or 16% to $41.63.

## A History of Growth – Net Revenues, in Millions

16% CAGR
$4,737
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

## A History of Growth – Assets, in Millions

21% CAGR
$34,050
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

Proxy Statement for the 2022 Annual Meeting of Shareholders	4

## Extending our Growth over Multiple Business Cycles

### Net Revenues, in millions

$4,737
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

### Total Equity, in millions

$5,035
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

### Total Client Assets, in billions

$436
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

### Book Value per Common Share

$42
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

$7.4 billon Market Capitalization
6.8x Low Leverage
Diverse Global Workforce aligned with Shareholder Goals
$5.0 billon Shareholder Equity
$436 billon Asstes Under Management
$25 billon in Assets at Stifel's Banks
27% SF Stock Insider Ownership
2,318 Stifel Financial Advisors across the U.S.
Global Investment Banking Practice
Over 8,650 Associates Globally
55% GWM
45% IG
Balanced Business Model
International Sales & Trading Platform
2,150 Stocks Under Coverage – Second largest Research Platform

Proxy Statement for the 2022 Annual Meeting of Shareholders	5

## A History of Growth through Acquisitions

### Global Wealth Management

- Rand & Associates Wealth Management
- The Business Bank of Saint Louis
- Ziegler Wealth Management
- City Securities Corporation
- Barclays Wealth & Investment Management, Americas
- Sterne Agee
- 1919 Investment Counsel
- Acacia Federal Savings Bank
- Stone & Youngberg
- 56 UBS Branches
- ButlerWick investments-trust-insurance
- FirstService Bank Relationship Banking
- Ryan Beck & Co.
- MJSK Miller Johnson Steichen Kinnard

### Institutional Group

- Vining Sparks
- GMP Capital Inc.
- George K. Baum & Company Investment Bankers Since 1928
- B&F
- Mooreland Partners
- First Empire Securities
- MainFirst
- ISM Capital LLP
- Eaton Partners
- Merchant Capital LLC
- Oriel Securities
- De La Rosa Investment Bankers
- Knight Capital Markets
- KBW
- Miller Buckfire
- Thomas Weisel Partners
- Legg Mason Capital Markets

## Growing Global Footprint

Public Finance
Private Client Group
Investment Banking
Institutional Sales Offices
(Equity & Fixed Income)

Proxy Statement for the 2022 Annual Meeting of Shareholders	6

SHAREHOLDERS’ SAY ON PAY: OUTREACH AND SHAREHOLDER INPUT

▶	Shareholders overwhelmingly support our compensation program

▶	Last year, more than 98% of shareholders voting supported

▶	Similarly strong support in recent years

▶	Senior management and the Committee are committed to a high level of shareholder outreach and response to input

▶	Ongoing communication with shareholders throughout the year

▶	Compensation-focused dialog with top 20 institutional shareholders, over 60% of outstanding shares

▶	Regular interface with our employees, over 27% of outstanding shares

▶	We have responded to feedback in recent years – some of our responsive actions have been

▶	Greater utilization of performance-based awards

▶	Clearly articulated goals

▶	Fuller disclosure

▶	Some of our institutional shareholders publish proxy voting guidelines, including the following:

Institutional Shareholder Guidelines	Stifel Response	Cross-Reference

Incentive plans should reflect strategy and incorporate long-term shareholder value drivers, including metrics and timeframes.

Our Committee has developed a facts-based, performance-focused framework by which it assesses executive officer performance and sets compensation against clearly stated and measured Company and business goals.

Our Performance-Based Restricted Stock Units (PRSUs) are primarily based on measuring objective, clearly stated performance goals.

Page 23, Incentive Assessment Framework Results Page 40, Performance-Based Restricted Stock Units, PRSUs

Performance results should generally be achieved over a 3- to 5-year time horizon.	PRSUs are measured over a 4-year period and vest over a 5-year period. Both periods are longer than is typical in the market, which we believe results in stronger retention.	Page 40, Performance-Based Restricted Stock Units, PRSUs

Peer group evaluation should be used to maintain awareness of pay levels and practices.

Our peer group was identified by Compensation Advisory Partners LLC (CAP), our independent compensation consultant.

CAP provided the Committee with market data on executive compensation trends and executive officer compensation levels, and assisted the Committee with evaluation of pay-for-performance alignment.

Page 37, Independent Compensation Committee Consultant and Identification of Peer Group

Disclose the rationale behind the selection of pay vehicles and how these fit with intended incentives.	Our key executive compensation program elements include fixed and variable compensation, and we have disclosed the rationale behind the selection of pay vehicles and how they fit with intended incentives in detail in the sections referenced to the right.	Page 38, Key Executive Compensation Program Elements Page 39, Committee’s Perspective on Compensation Elements Page 29, Executive Compensation Determinations for 2021

Proxy Statement for the 2022 Annual Meeting of Shareholders	7

ESG: ENVIRONMENTAL, SOCIAL AND GOVERNANCE

At Stifel, we have a long history of outstanding commitment and service to our clients, shareholders, associates, and the communities in which we operate. We believe that incorporating Environmental, Social & Governance (ESG) principles into our firm is essential to our role as a responsible corporate citizen. In assessing our performance, we look to our corporate values to guide us, as they align with the goals of the ESG movement.

Beginning this year, we are publishing a Stifel ESG Report, available on the sustainability pages of our website, www.stifel.com/sustainability, along with sections of our website that contain expanded discussion of and information regarding our ESG performance. In particular, we detail our responses to the Investment Banking and Brokerage Standard accounting metrics of Sustainability Accounting Standards Board (SASB).

Being a responsible corporate citizen involves both our approach to our operations, as well as our interactions with the communities where we do business. From an operating standpoint, we are committed to offering our clients the highest standards of professionalism and instilling them with confidence in our systems and organization. To achieve these standards, we focus on attracting associates that embrace an entrepreneurial spirit and providing them with an environment that fosters, cultivates, and preserves a culture of diversity and inclusion.

In our communities, we believe that through engagement and the promotion of a culture of philanthropy within our organization, we will not only build a stronger business but also a better environment. We gauge our ESG performance by how well we, as a business, uphold these practices by managing ourselves in an environmentally sensitive, socially aware manner with principled governance.

Since our founding in 1891, we have focused on our corporate culture as well as supporting our local communities and we believe that the recent trends toward greater focus on ESG further highlights the strength of our company. In 2021, we committed to increased transparency regarding our ESG programs and incorporating some of the most accepted ESG frameworks into our disclosures. In April 2022, we published our initial Environmental, Social, & Governance Report. This document, along with the dedicated ESG resources on our website, www.stifel.com, detail our corporate approach to these important issues that include, among others:

✓ Updated Diversity Data; ✓ Risk Management; ✓ ESG in Products & Services; ✓ Cybersecurity; ✓ Employee Training & Benefits; ✓ Corporate Philanthropy; and ✓ Estimated Greenhouse Gas Emissions

We believe that our new ESG report illustrates our ongoing commitment to ESG principals as well as our desire to continually improve. As a diversified financial services firm, we believe that increased transparency on issues such as diversity and inclusion, ethics and integrity, risk management, and incorporation of ESG in our business policies is not only good for our business but, more importantly, the right thing to do.

Environmental, Social, and Governance Programs and Efforts in 2021

$1.92 Billion	13,500 tons	45 Green Chips	39% Diverse	$1.8 Billion	33,000 hours

Stifel Public Finance underwrote $1.92 Billion in Community Reinvestment Act bonds for low- and middle-income school districts and affordable housing.	Stifel funded programs to offset 13,500 metric tons of carbon through reducing emissions and developing renewable energy resources.	Green Chip Awards were given to 45 Employees or Teams who worked to reducee the environmental impact of their work and workplace practices.	Our Investment Banking internship program participants included 39% diversity.	1919 Investment Counsel manages $1.8 Billion AUM for Socially Responsible Clients.	Stifel employees completed approximately 33,000 hours of compliance- and ethics-related training.

Proxy Statement for the 2022 Annual Meeting of Shareholders	8

CORPORATE GOVERNANCE HIGHLIGHTS

Key Facts about our Board

We strive to maintain a well-rounded and diverse Board that balances financial industry expertise with independence, and that balances the institutional knowledge of longer-tenured directors with the fresh perspectives brought by newer directors. As summarized below, our directors bring to our Board a variety of skills and experiences developed across a broad range of industries, both in established and growth markets, and in each of the public, private and not-for-profit sectors.

Number of Continuing Board Members with Key Skills

9	7	7	6	8	8	9	9	7	10	9	8

Audit, Tax & Acct’g	Cyber- security	Digital	Banking	Wealth Mgmt.	Insti- tutional Banking	General Mgmt.	Gov’t, Regs. & Pub. Policy	Market- ing and Brand- ing	Risk Mgmt.	Talent & HR Mgmt.	Tech- nology

Number of Continuing Board Members with Key Experiences

8	5	6	8	5	10	10	10

CEO, President or COO	CFO or other Financial Expert	ESG	Complex Regulated Industries	Government Service	Private Company Management & Governance	Public Company Management & Governance	Not for Profit

Key Board Statistics

	Number of Continuing Directors	Independence of Continuing Directors

Board	10	8 of 10

Audit Committee	4	All

Compensation Committee	3	All

Corporate Governance & Nominations Committee	4	All

Risk Management Committee	3	All

80%	9 years	68	38%	63%

Independence of Continuing Directors	Average Tenure of Continuing Directors	Average Age of Continuing Directors	Continuing Independent Directors Diverse by Race, Gender, or Sexual Orientation	Continuing Independent Directors with 5 or Fewer Years’ Tenure

Proxy Statement for the 2022 Annual Meeting of Shareholders	9

Continuing Directors of Stifel Financial Corp.

Name Age	Independence Year Commencing	Occupation and Career Highlights	Committee Membership and Board Leadership	Other Public Boards

Adam T. Berlew 55	Independent 2019	Executive Director, Google Cloud AI & Industry Solutions	Risk Management; Compensation	0

Kathleen L. Brown 76	Independent 2016	Partner, Manatt, Phelps and Phillips, LLP	Lead Director; Corporate Governance & Nominations	1

Michael W. Brown 76	Independent 2010	Retired, Vice President & CFO, Microsoft Corporation	Audit, Chair	1

Robert E. Grady 64	Independent 2010	Advisory Partner, Summit Partners Former Partner, The Carlyle Group	Compensation; Risk Management, Chair; Corporate Governance & Nominations	1

Ronald J. Kruszewski 63	Not Independent 1997	Chairman & CEO, Stifel Financial Corp.	Chairman	0

Daniel J. Ludeman 65	Independent 2019	Former President and CEO, Wells Fargo Advisors	Audit; Risk Management	0

Maura A. Markus 64	Independent 2016	Retired, President, COO & Board Director, Bank of the West	Audit; Corporate Governance & Nominations, Chair	1

David A. Peacock 53	Independent 2017	Director and COO, Continental Grain Co., Former President, Anheuser-Busch	Compensation, Chair; Corporate Governance & Nominations	1

Thomas W. Weisel 81	Not Independent 2010	Sr. Managing Director, Stifel Financial Corp.; Chairman & CEO, Thomas Weisel Partners Group, Inc.		0

Michael J. Zimmerman 71	Independent 2013	Vice Chairman, Continental Grain Company	Audit, Deputy Chair	0

Proxy Statement for the 2022 Annual Meeting of Shareholders	10

A Foundation of Sound Governance and Shareholder Outreach

▶	Independent Lead Director, periodically rotated

▶	Annual CEO evaluation by our all-independent Compensation Committee

▶	Ongoing shareholder engagement and demonstrated responsiveness to shareholder input

▶	The Board and its committees may engage independent advisors in their discretion

▶	Annual election of directors

▶	Executive sessions of independent, non-employee directors

▶	Substantial share ownership by each of our named executive officers well in excess of our share ownership requirements

▶	Robust risk control, led by the Board and senior executives, buttressed by processes and committees, embraced throughout the Company

Board Tenure of Continuing Directors

Proxy Statement for the 2022 Annual Meeting of Shareholders	11

ITEM 1. ELECTION OF DIRECTORS

What is being voted on: Election to the Board of our director nominees, each for a one-year term.

Board recommendation: FOR each of our director nominees, based on a review of individual qualifications and experience and contributions to our Board.

OUR DIRECTORS

Board of Director Nominees’ Qualifications and Experience

Our director nominees have a great diversity of experience and bring to our Board a wide variety of skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of shareholders.

Core Qualifications and Experience

▶ Integrity, business judgment and commitment ▶ Demonstrated management ability ▶ Extensive experience in the public, private or not-for-profit sectors	▶ Leadership and expertise in their respective fields ▶ Financial literacy ▶ Strategic thinking ▶ Reputational focus

Diversity of Skills and Experiences

▶   Audit, Tax and Accounting

▶   Cybersecurity

▶   Digital

▶   Financial Services: Banking

▶   Financial Services: Global Wealth Management

▶   Financial Services: Institutional

▶   General Management

▶   Government, Regulation and Public Policy

▶   Marketing and Branding

▶   Risk Management

▶   Talent and HR Management

▶   Technology

▶   CEO, President or COO

▶   CFO or other Financial Expert

▶   ESG

▶   Complex Regulated Industries

▶   Government Service

▶   Private Company Management/Governance

▶   Public Company Management/Governance

▶   Not for Profit

Proxy Statement for the 2022 Annual Meeting of Shareholders	12

▶ Adam T. Berlew Director since 2019, age 55 Committee Service: Compensation, Risk Management

Mr. Berlew brings more than 25 years of expertise in cloud, tech and telecom market evaluation, marketing, M&A, product management, portfolio management, process development, financial structuring and talent development.

Career Highlights

▶   Executive Director, Google (2017 – present)

▶   Cloud AI & Industry Solutions (2021 – present)

▶   Americas Cloud Marketing (2017 – 2021)

▶   VP, Global Customer Engagement Marketing, Brocade Communications Systems (2015 – 2017)

▶   VP, Global Marketing and Americas Field Marketing,
Equinix (2012 – 2015)

▶   SVP, Strategy and Corporate Development, Triumphant, Inc.
(2009 – 2012)

Additional Professional Experience, Community Involvement and Education

▶   Technology Advisory Board, Gridline Communications Corp.

▶   Board Member, US Luge Olympic Committee
(2014 – present)

▶   M.B.A., The Wharton School, University of Pennsylvania.

▶   B.A., Brown University

Other Public Company Directorships Within the Past 5 Years: Lazard Growth Acquisition Corp. I (NASDAQ: LGACU)

▶ Kathleen L. Brown Director since 2016, age 76 Lead Director Committee Service: Corporate Governance & Nominations

Ms. Brown brings 19 years of experience as a senior executive in the banking and financial services industry and 17 years of public-sector experience to the Board. Through her public service and service as an executive and director of leading financial service companies, Ms. Brown brings substantial knowledge and expertise to the Board of Director’s deliberations.

Career Highlights

▶   Partner, Manatt, Phelps and Phillips, LLP, focused on business counseling, government and regulatory affairs, particularly as they relate to the healthcare, energy, real estate and financial services industries (2013 – present)

▶   Five Points Holdings, LLC: Director; Chair of Conflicts Committee; member of Audit Committee (2016 – present).

▶   Sempra Energy, Director and member Nominating and Governance Committee and Environmental, Health, Technology and Safety Committee (2013 – 2021).

▶   Sustainable Dev. Acq. Corp., Director (2021 – present).

▶   Meridiam Infrastructure North America, Advisory Board Member (2019 – present).

▶   Goldman Sachs, Inc. (2001 – 2013): Chairman, Midwest Investment Banking (2010 – 2013); MD and Head, Western Region Public-Sector and Infrastructure Group (2003 – 2010); Senior Advisor, Private Wealth Management (2001 – 2003).

▶   Bank of America (1995 – 2000), numerous positions, including National Co-President, Private Bank and President, Southern California, Private Bank.

▶   State of California, State Treasurer (1990 – 1994)

Additional Professional Experience, Community Involvement and Education

▶   Chair, Mayor’s Fund Los Angeles (2013 – present)

▶   Advisory Council Member, The Bill Lane Center for the American West, Stanford University (2021 – present)

▶   Advisory Council Member, Stanford Center on Longevity, Stanford University (2012 – present)

▶   Renew Financial, Director (2016 – 2019)

▶   Forestar Group, Director (2007 – 2016)

▶   National Park Foundation, Board Member (2012 – 2018)

▶   Presidential Commission on Capital Budgeting, Co-Chair (1996 – 1997)

▶   CALPERS, Trustee and CALSTRS, Trustee (1990 – 1995)

▶   Los Angeles Board of Public Works, Commissioner
(1987 – 1989)

▶   Los Angeles Board of Education, Member (1975 – 1980)

▶   J.D., Fordham University Law School

▶   B.A., Stanford University

Other Public Company Directorships Within the Past 5 Years: Sempra Energy (NYSE:SRE), Five Point Holdings, LLC
(NYSE: FPH)

Proxy Statement for the 2022 Annual Meeting of Shareholders	13

▶ Michael W. Brown Director since 2010, age 76 Committee Service: Audit, Chair

Mr. Brown is a retired executive with considerable financial and accounting expertise, including eight years of financial leadership with a leading technology company and directorships at other publicly held companies. Mr. Brown has considerable experience as a director and governor of self-regulatory organizations in the financial services industry. Mr. Brown’s deep technology experience provides the Board and senior management with keen insight and guidance concerning the Company’s cybersecurity and other technology efforts.

Career Highlights

▶   Microsoft Corporation, a global software company
(NASDAQ: MSFT)

▶   Vice President and Chief Financial Officer
(August 1994 – July 1997)

▶   Vice President – Finance and Treasurer
(1989 – August 1994)

▶   Deloitte & Touche LLP, a provider of assurance, tax, and business consulting services (1971 – 1989)

Additional Professional Experience, Community Involvement and Education

▶   Former Chairman, NASDAQ
Stock Market Board of Directors

▶   Former Governor, National Association of Securities Dealers

Other Public Company Directorships Within the Past 5 Years: VMWare, Inc. (VMW)

▶ Robert E. Grady Director since 2010, age 64 Committee Service: Compensation; Risk Management, Chair; Corporate Governance & Nominations

Mr. Grady has extensive leadership experience in the private equity investment and the broker-dealer segments of the financial services industry. Mr. Grady also has substantial federal and state governmental experience as well as strong academic experience. Finally, Mr. Grady has considerable experience as a director of other publicly and privately held companies as well as experience in Environmental, Social and Governance.

Career Highlights

▶   Advisory Partner, Summit Partners,
(2021 – present)

▶   Partner, Gryphon Investors, a private equity investment firm (2015 – 2020)

▶   Chairman, NJ State Investment Council,
(2009 – 2014)

▶   Partner and Managing Director, Carlyle Group, a global alternative asset management firm (2000 – 2009)

▶   Partner and Managing Director, Robertson Stephens & Co. (1993 – 2000)

Additional Professional Experience, Community Involvement and Education

▶   Member, Board of Directors, Jackson Hole Mountain Resort

▶   Member, Council on Foreign Relations

▶   Member, Board of Overseers, Hoover Institution, Stanford University

▶   Member of the Investment Committee, the Daniels Fund

▶   Former Chair, National Venture Capital Association

▶   Former Deputy Assistant to President George H.W. Bush, The White House

▶   Former Executive Associate Director, Office of Management and Budget, Executive Office of the President

▶   Director, Former Chair, St. John’s Hospital (Jackson, WY) Foundation

▶   Former Lecturer in Public Management, Stanford Graduate School of Business

▶   M.B.A., Stanford Graduate School of Business

▶   A.B., Harvard College

Other Public Company Directorships Within the Past 5 Years: Maxim Integrated Products (NASDAQ: MXIM)

Proxy Statement for the 2022 Annual Meeting of Shareholders	14

▶ Ronald J. Kruszewski Director since 1997, age 63 Chairman of the Board and Chief Executive Officer of Stifel Financial Corp.

Mr. Kruszewski has extensive managerial and leadership experience in the financial services industry in addition to a comprehensive understanding and knowledge of the Company’s day-to-day operations and strategy.

Career Highlights ▶ Stifel Financial Corp. ▶ Chairman (2001 – present) ▶ Chief Executive Officer (September 1997 – present) ▶ President (September 1997 – June 2014)

Additional Professional Experience, Community Involvement and Education

▶   Chairman, American Securities Association

▶   Member, Board of Directors, Securities Industry and Financial Markets Association (SIFMA)

▶   Past Member, Federal Advisory Council, St. Louis Federal Reserve Board of Directors (2014 – 2019)

▶   Member, U.S. Ski and Snowboard Team Foundation Board

▶   Chairman of Downtown Now!; Former Chairman, Downtown St. Louis Partnership, Inc.

▶   Member, Chair’s Council, Greater St. Louis, Inc.

▶   Member, World Presidents’ Organization – St. Louis Chapter

▶ Daniel J. Ludeman Director since 2019, age 65 Committee Service: Audit; Risk Management	Mr. Ludeman brings over three decades of experience leading one of the nation’s largest full-service brokerage firms, with a track record of dramatically increased revenue, profits, advisors and locations. Mr. Ludeman has, since retiring from Wells Fargo, devoted himself, through leadership of Concordance Academy, to successfully re-integrating individuals from prison into society, through holistic integrated services including cognitive behavioral programs, mental health and substance abuse treatment, employment readiness, employment, housing and mentoring.

Career Highlights

▶   Chairman and CEO, Concordance Academy of Leadership
(2014 – present)

▶   President and CEO, Wells Fargo Advisors
(2008 – 2013)

▶   President and CEO, Wachovia Securities, LLC
(1998 – 2008)

Additional Professional Experience, Community Involvement and Education

▶   Member, Board of Directors, Urban League of Metropolitan
St. Louis (2015 – 2019)

▶   Trustee Emeritus, University of Richmond

▶   Member, Board of Directors, Opera Theater of St. Louis
(2012 – 2021)

▶   Member, Board of Directors, Missouri Botanical Garden
(2010 – 2020)

▶   Member, Board of Directors, Variety, the Children’s Charity of St. Louis (2014 – present)

▶   United Way of Greater St Louis (2008 – 2020)

Proxy Statement for the 2022 Annual Meeting of Shareholders	15

▶	Maura A. Markus Director since 2016, age 64 Committee Service: Audit; Corporate Governance & Nominations, Chair

Ms. Markus is a retired executive who brings over 25 years of experience in banking to the Board, including as a senior executive. Ms. Markus has been named one of American Banker’s Most Powerful Women in Banking multiple times. Through her proven service as an executive and director of leading financial service companies, Ms. Markus brings substantial knowledge and expertise to the Board of Director’s deliberations.

Career Highlights

▶	Bank of the West, President, Chief Operating Officer and Board Director (2010 – 2014)
▶	Broadridge Financial Solutions, Inc., Director, Member, Audit and Comp. Committees (2013 – present)
▶	Citigroup (1987 – 2009)
▶	Executive Vice President, Head of International Retail Banking (2007 – 2009)
▶	President, Citibank N.A. (2000 – 2007)
▶	President, Citibank Greece (1997 – 2000)
▶	European Sales and Marketing Director (1994 – 1997)

Additional Professional Experience, Community Involvement and Education

▶	College of Mount St. Vincent in New York, Trustee
▶	Year Up San Francisco Bay Area Talent and Opportunity Board, Member
▶	Catholic Charities San Francisco, Board Member (2010 – 2019)
▶	Junior Achievement New York, Executive Committee and Board Member (2000 – 2010)
▶	Financial Services Roundtable, Former Member
▶	M.B.A., Harvard Business School
▶	B.A., Boston College, summa cum laude

Other Public Company Directorships Within the Past 5 Years: Broadridge Financial Solutions, Inc. (NYSE: BR)

▶	David A. Peacock Director since 2017, age 54 Committee Service: Compensation, Chair; Corporate Governance & Nominations

Mr. Peacock brings entrepreneurial, corporate, manufacturing, and marketing expertise to the Board. In addition, through his service as president of a global consumer brand, Mr. Peacock brings an in-depth knowledge and expertise in corporate governance, branding, marketing and market presence.

Career Highlights

▶	Continental Grain Co., Director and COO (2021 – present)
▶	Post Holdings Corp., Director (2021 – present)
▶	Schnucks Markets, Inc., President and COO (2017 – 2021)
▶	Anheuser-Busch (1992-2012), President (2008 – 2012)

Additional Professional Experience, Community Involvement and Education

▶	Board of Directors, Pink Ribbon Girls, which supports women with breast cancer
▶	Board of Trustees, Urban League of Metropolitan St. Louis

Proxy Statement for the 2022 Annual Meeting of Shareholders	16

▶	Thomas W. Weisel Director since 2010, age 81

Mr. Weisel has extensive entrepreneurial and operational experience in the financial services industry, as evidenced by his founding and development of the investment firms of Thomas Weisel Partners Group, Inc. and Montgomery Securities prior to joining the Company.

Career Highlights

▶	Senior Managing Director, Stifel Financial Corp. (2011 – present)
▶	Chairman and Chief Executive Officer, Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) (1999 – 2010)
▶	Founder, Chairman, and Chief Executive Officer, Montgomery Securities (1971 – 1997)
▶	Lifetime Achievement Award, National Venture Capital Association (2006)
▶	George Steinbrenner Sport Leadership Award, US Olympic Foundation (2011)
▶	Inducted into the U.S. Ski and Snowboard Hall of Fame (Class of 2017)

Additional Professional Experience, Community Involvement and Education

▶	Trustee, The Sports Neurology Clinic, Inc. (2020 – present)
▶	Trustee, Maui Greens, Inc. (2019 – present)
▶	Member and former Chairman, U.S. Ski and Snowboarding Team Foundation (1977 – present)
▶	Chairman, USA Cycling Foundation Board (2000 – present)
▶	Member, Board of Trustees, San Francisco Museum of Modern Art (1982 – present)
▶	Chairman and Board Member, Empower America (1994 – 2002)
▶	Chairman, Capital Campaign for California School of Arts & Crafts (1996 – 1997)
▶	Member, Board of Directors, Stanford Endowment Management Board (2001 – 2009)
▶	Member, Advisory Board, Harvard Business School (2007 – 2009)
▶	Board Member, NASDAQ (2002 – 2006)
▶	Trustee, Museum of Modern Art in New York (1996 – 2011)

▶	Michael J. Zimmerman Director since 2013, age 71 Committee Service: Audit, Deputy Chair

Mr. Zimmerman’s experience within the financial services industry and his understanding of investment banking provide valuable judgment and insights. This background, together with perspectives applied as an independent director and audit committee member of a publicly held company, brings knowledge and a skill set integral to our Board.

Career Highlights

▶	Continental Grain Company, a diversified international agribusiness and investment firm
▶	Director (2020 – present)
▶	Vice Chairman (2012 – present)
▶	Executive Vice President and Chief Financial Officer (1999 – 2012)
▶	Senior Vice President, Investments and Strategy (1996 – 1999)
▶	Managing Director, Salomon Brothers, Inc. (1976 – 1996)

Additional Professional Experience, Community Involvement and Education

▶	Member of Board of Directors and Audit Committee Chairman, Wayne Farms, LLC
▶	Investment Committee Member, Arlon Group LLC, an investment subsidiary of Continental Grain Company
▶	Trustee, Mount Sinai Health System, a non-profit health care organization
▶	Chairman, Investment Committee, U.S. Holocaust Memorial Museum

Proxy Statement for the 2022 Annual Meeting of Shareholders	17

OUR CORPORATE GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Guidelines (‘‘Principles’’), which are available in the corporate governance section of the Company’s web site at www.stifel.com. The Principles set forth the practices the Board follows with respect to, among other matters, the role and duties of the Board, size and composition of the Board, director responsibilities, Board committees, director access to officers, employees and independent advisors, director compensation and performance evaluation of the Board.

As described in the Principles, the role of the Board is to oversee management of the Company in its efforts to enhance shareholder value and conduct the Company’s business in accordance with its mission statement. In that connection, the Board helps management assess long-range strategies for the Company, and evaluates management performance.

It is a responsibility of the Board to assess each director’s independence regularly and to take appropriate actions in any instance in which the requisite independence has been compromised. The Board has determined that Directors Berlew, K. Brown, M. Brown, Grady, Ludeman, Markus, Peacock, and Zimmerman are independent directors under the rules of the NYSE and the SEC, including NYSE rules regarding the independence of the Compensation Committee, and reviewed information provided by the directors in questionnaires concerning the relationships that we may have with each director.

Board of Directors – Leadership, Risk Oversight and Meetings

Leadership: The membership of our Board is composed of 8 independent directors and 2 employee directors.

The Board strategically considers the combination or separation of the Chairman and Chief Executive Officer roles as an integral part of its planning process and corporate governance philosophy. Ronald J. Kruszewski concurrently serves as both the Chairman of the Board and Chief Executive Officer. The Board believes that this structure serves the Company well because it provides consistent leadership and accountability for managing Company operations. However, our Board also holds regularly scheduled executive sessions without management, at which the lead independent director presides in compliance with the NYSE Corporate Governance Standards. These sessions occurred quarterly in 2021.

Lead Director: Ms. Kathleen Brown is currently the Independent Lead Director of Stifel Financial Corp. The Board has determined that the Lead Director will: have authority to call meetings of the independent directors; chair meetings of the independent directors; liaise between management and independent directors; serve ex officio on all committees of which the lead director is not otherwise a member and, with the chair of the Compensation Committee, lead CEO performance evaluation and succession planning. The Board believes that the Lead Director role should be filled by an independent director selected by the independent directors in order to promote independence of oversight and development of the independent directors’ overall contribution to the Board.

Risk Oversight: Our Board has responsibility for the oversight of risk management. Our Board, either as a whole or through its Committees, regularly discusses with Company management our major risk exposures, their potential impact, and the steps we take to monitor and control such exposures.

While our Board is ultimately responsible for risk oversight, each of our Committees assists the full Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on the management of financial and accounting risk exposures. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Finally, the Risk Management Committee focuses on the management of risks associated with Board organization, membership, and structure, and the organizational and governance structure of our company, including cybersecurity matters.

We have an Enterprise Risk Management program under the direction of our Chief Risk Officer, who coordinates with five management committees: the Asset Liability Management Committee, the Products & Services Committee, the Conflicts of Interest Committee, the Operational Risk Committee, and the Disclosure Committee.

Meetings: During 2021, our Board met 7 times, including both regularly scheduled and special meetings. During the year, attendance by incumbent continuing directors of all meetings held by the Board and all Committees on which they serve exceeded 90%. We encourage our directors to attend the Annual Meeting of Shareholders. Last year, all directors attended the Annual Meeting.

Proxy Statement for the 2022 Annual Meeting of Shareholders	18

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of our Board are the Audit Committee, Compensation Committee, Corporate Governance & Nominations Committee and Risk Management Committee. Each operates pursuant to a written charter approved by the Board. The full text of each such charter and our corporate governance guidelines are available in the “Corporate Governance” section of our web site located at www.stifel.com, or may be obtained by any shareholder, without charge, upon request by contacting Mark P. Fisher, our Corporate Secretary, at (415) 364-2500 or by e-mail at investorrelations@stifel.com.

Audit Committee
The Audit Committee met 8 times during 2021.
Committee Chair: ▶ M. Brown Deputy Chair: ▶ Zimmerman Members: ▶ Ludeman ▶ Markus Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role, Responsibilities and Qualifications:

▶   Recommending to the Board a public accounting firm to be placed in nomination for shareholder ratification as our independent auditors and compensating and terminating the auditors as deemed necessary;

▶   Meeting periodically with our independent auditors and financial management to review the scope of the proposed audit for the then-current year, the proposed audit fees, and the audit procedures to be utilized, reviewing the audit and eliciting the judgment of the independent auditors regarding the quality of the accounting principles applied to our financial statements; and

▶   Evaluating on an annual basis the qualification, performance, and independence of the independent auditors, based on the Audit Committee’s review of the independent auditors’ report and the performance of the independent auditors throughout the year.

▶   Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The “audit committee financial expert” designated by our Board is Mr. M. Brown.

Compensation Committee
The Compensation Committee met 5 times during 2021.
Committee Chair: ▶ Peacock Members: ▶ Berlew ▶ Grady Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role, Responsibilities and Qualifications:

▶   Reviewing and recommending to our Board the compensation of each of our executive officers;

▶   Reviewing market data to assess our competitive position for the components of our executive compensation;

▶   Reviewing executive performance;

▶   Reviewing and approving executive compensation elements and plans;

▶   Making recommendations to our Board regarding the adoption, amendment, and rescission of certain employee benefit plans; and

▶   Reviewing the Company’s compensation policies and practices with respect to the Company’s employees to ensure that they are not reasonably likely to have a material adverse effect on the Company.

▶   During 2021, there were no interlocks or insider participation on the part of the members of the Compensation Committee.

▶   See page 54 for further description of the lack of interlocks and insider participation on the Compensation Committee.

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Corporate Governance & Nominations Committee

The Corporate Governance & Nominations Committee met 4 times during 2021.

Committee Chair: ▶ Markus Members: ▶ K. Brown ▶ Grady ▶ Peacock Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role & Responsibilities:

▶   Overseeing Board and Board Committee organization, membership, and structure;

▶   Leading Board and Board Committee self-evaluation;

▶   Overseeing the Corporation’s executive and corporate structure and recommending improvements to its effectiveness;

▶   Searching for individuals qualified to become members of our Board and selecting director nominees to be presented for election at the Annual Meeting of Shareholders and considering nominees for directors recommended by our shareholders;

▶   Reviewing the Company’s charitable strategy, Company political contributions and lobbying policies, Company conservation and environmental policies, and Company efforts to sustain the economic development of the communities in which it operates; and

▶   Fostering the Company’s efforts to encourage diversity and respect for diversity among the Corporation’s associates, including its leadership, considering gender diversity, racial diversity, ethnic diversity and other diversity of background and identification.

Risk Management Committee

The Risk Management Committee 5 times during 2021.

Committee Chair: ▶ Grady Members: ▶ Berlew ▶ Ludeman Committee members are independent directors as defined by the NYSE, the SEC, and as determined by our Board.	Committee Role & Responsibilities:

▶   Regularly reviewing our aggregate risk exposures and risk management processes with management, including our Chief Executive Officer, Chief Financial Officer, Chief Risk Officer and Chief Compliance Officer;

▶   Considering cybersecurity matters, with a special meeting devoted each year to cybersecurity;

▶   Overseeing the Company’s Enterprise Risk Management program and the Company’s responsiveness to and discussions and compliance with the Federal Reserve Bank of St. Louis and other regulators’ input, reviews and rules;

▶   Considering the wide range of risks the Company confronts, including market risk, credit risk, technological and operational risk, liquidity and funding risk, compliance and legal risk, reputational risk, risks arising from actual or potential conflicts of interest, and strategic risk; and

▶   Reviewing newly developing Company risks and the Company’s efforts to address these developments.

Proxy Statement for the 2022 Annual Meeting of Shareholders	20

OTHER GOVERNANCE MATTERS

Director Nominations by Shareholders

In accordance with the Corporate Governance & Nominations Committee’s charter and our corporate governance guidelines, the Corporate Governance & Nominations Committee considers nominees recommended by shareholders and reviews the qualifications and contributions of the directors standing for election each year. Shareholders may recommend individuals to the Corporate Governance & Nominations Committee for consideration as potential director nominees by giving written notice to Mark Fisher, our Corporate Secretary, at least 90 days, but not more than 120 days, prior to the anniversary of our preceding year’s annual meeting, along with the specific information required by our By-Laws, including, but not limited to, the name and address of the nominee; the number of shares of our common stock beneficially owned by the shareholder (including associated persons) nominating such nominee; and a consent by the nominee to serve as a director, if elected, that would be required for a nominee under the SEC rules. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, please send a written request to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. The Corporate Governance & Nominations Committee has not adopted any specific procedures for considering the recommendation of director nominees by shareholders, but will consider shareholder nominees on the same basis as other nominees. Please also see the procedures described in the section entitled “How can I make a Shareholder Proposal for the 2023 Annual Meeting?” on page 63 of this Proxy Statement.

Relationship of Risk Management to Compensation

The Board and the Compensation Committee, with the assistance of management, has evaluated our compensation policies and practices for all employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, we undertook the following process: We conducted an analysis of our incentive compensation programs by an interdisciplinary team led by our CRO and our outside independent compensation consultant. Other members of the team consisted of employees in risk management, accounting/payroll, legal, internal audit and human resources. This team conducted an initial evaluation of our compensation programs and policies across six elements: first, performance measures; second, funding; third, performance period and pay mix; fourth, goal setting; fifth, leverage; and sixth, controls and processes, focusing on significant risk areas.

The team found that formula-based funding of bonus pools is utilized consistently across the Company. These formulas varied, with most being either commission-based or total-compensation based, with respect to net revenues, taking into consideration operating profits. The team found that the allocation of bonus pools is generally aligned with the employee’s span of control and level of potential contribution. The team also determined that most bonus pools are not distributed on a purely formula basis, but instead based on subjective factors, including longer term performance and ongoing consideration by the employee of the risks involved in the business. The team also noted the risk mitigation effect of our stock bonus plan allocation formula, which imposes the requirement that any employee with annual compensation of greater than $200,000 receives at least 15% of their total compensation in deferred equity and debentures. The percentage of deferrals increases to 30% for those employees receiving over $1 million in annual compensation. The deferred compensation vests ratably over a period of five to ten years. As the vast majority of our revenue producers and senior managers receive deferred compensation, we believe that this effectively mitigates the outsized risk taking as it enables the company to potentially claw back a significant portion of unvested compensation.

In light of the above, our Board and Compensation Committee continue to conclude that our compensation policies in general, and our incentive programs in particular, remain well aligned with the interests of our shareholders and do not create risks that are reasonably likely to result in a material adverse impact on the Company.

Director Share Ownership Guideline

A policy of the Board is that non-employee directors generally reach holdings of Stifel common shares of at least $400,000 by market value. The full policy is part of Stifel’s Corporate Governance Guidelines, available at the investor relations section of Stifel’s website.

Age

A policy of the Board is that non-employee Director may stand for reelection in any year upon having reached the age of 75 as of the first day of that year and must transition responsibilities and resign no later than the date of the next Annual Meeting. The Board makes exceptions to this policy if it determines such exception would be in the Company’s best interest. The board has made such a determination in regards to Ms. K. Brown. Ms. K. Brown is currently serving as lead independent director.

Proxy Statement for the 2022 Annual Meeting of Shareholders	21

 COMPENSATION DISCUSSION & ANALYSIS

 COMMITTEE PROCESS AND DETERMINATIONS

The Committee’s Process for Decision Making

Our Roadmap for Compensation

1.	2.	3.	4.	5.

Identify Key Metrics (Quantitative & Qualitative)	Establish Peer Group, Gather Market Pay and Shareholder Input	Review of Performance and Market	Make Year-End Pay and Performance Decisions	Determine Form and Allocate Awards

Financial Objectives: growth in earnings; net income and revenue; risk management

Long-Term Objectives: increase ROE and book value; enhance return to shareholders Strategic Objectives: integration of acquisitions; organic growth

	Ongoing solicitation of shareholder input and incorporation of shareholder compensation priorities Independent consultant assisted the Committee with: identifying peer companies; gathering peer and supplemental market pay data for Committee reference.

Periodic updates during the year from the CEO: Company performance; segment performance; individual executive officer performance.

Periodic updates from independent consultant: relative performance; competitive pay levels; alignment of pay and performance; market trends.

Committee decisions based on results of the incentive framework (see below) that include an in depth review of Company, CEO and other executive officer performance across multiple factors.

Pay for executive officers other than the CEO recommended by CEO, subject to Committee approval.

				Committee awarded 2021 incentive compensation in the form of cash and bonuses composed cash, RSU, RSA, PRSU and debenture components.

Committee Views of Proportion and Form of Compensation

The Committee continued to emphasize “At-Risk” (deferred) compensation in determining the annual incentive compensation of the CEO and the other named executive officers. The Committee divides the various elements of compensation described above in “Key Executive Compensation Program Elements” into two categories: compensation that is “Realized” because it is not subject to forfeiture and compensation that is “At-Risk” because it is subject to forfeiture. The Committee determined that the allocation of variable compensation between Realized and At-Risk compensation for the CEO and other named executive officers for 2021 is as follows:

2021 Allocation of Deferred and “At-Risk” Annual Incentive Compensation:

Named Executive Officer	Realized Compensation	At-Risk Compensation

CEO: Mr. Kruszewski	40% of Annual Incentive Compensation	60% of Annual Incentive Compensation

Office of the President: Co-Presidents Zemlyak and Nesi	50% of Annual Incentive Compensation	50% of Annual Incentive Compensation

Committee Assessment:	Realized and Not Retentive	At-Risk and Retentive

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Incentive Assessment Framework

The committee evaluates named executive officer incentive compensation based on various factors, and summarizes its judgment on groups of these factors as being below, meeting or exceeding its expectations. The following is an assessment based upon primary performance goals, additional considerations, strategic goals and overall Company performance. See “Use of Non-GAAP Measures” on page 45 for a description of how and why the Non-GAAP measures differ from GAAP measures.

Incentive Assessment Framework Results

Primary Performance Goals	2021 Result	Year-Over-Year Change
▶ Non-GAAP Net Revenue	$4.7bn	26%

▶ Non-GAAP Pre-Tax Net Income	$1.1bn	59%
▶ Non-GAAP EPS	$7.08	55%

Company Performance on Primary Goals, Committee Assessment	☐ Below	☐ Meets	☑ Exceeds

Additional Considerations	2021 Result	Year-Over-Year Change

▶ Non-GAAP Return on Common Equity	21%	6%
▶ Total Shareholder Return (price increase + dividend)	$20.56	41%

▶ Non-GAAP Pre-Tax Margin on Net Revenues	24%	5%
▶ Book Value Per Share	$41.63	16%

▶ Non-GAAP Comp to Revenue Ratio	59%	1%
▶ Total Capitalization of Stifel Financial Corp.	$7.4bn	41%

Company Performance on Additional Considerations, Committee Assessment	☐ Below	☐ Meets	☑ Exceeds

Performance Categories	Achievements
▶ Financial Results	See pages 29 to 33 for a detailed description of achievements in these four categories in relation to each named executive officer.
▶ Strategic Achievement
▶ Leadership
▶ Risk Management

Company Performance on Strategic Goals, Committee Assessment	☐ Below	☐ Meets	☑ Exceeds

Overall Assessment

Overall Company Performance, Committee Assessment	☐ Below	☐ Meets	☑ Exceeds

Note: Year-over-year changes to percentages are expressed as the absolute difference between the percentages. Year-over-year changes to values are expressed as relative percentages.

Proxy Statement for the 2022 Annual Meeting of Shareholders	23

COMPANY PERFORMANCE

We Continue to grow and invest in our future

26 Years	New Business Operating Capabilities	Expense Control	$273 million to shareholders

2021 was our 26th consecutive year of record net revenues.

We also achieved:

▶  Record non-GAAP pre-tax net income available to shareholders,

▶  Record revenues in our Global Wealth Management segment and

▶  Record revenues in our Institutional Group segment.

During 2021, we:

▶  expanded venture lending and integrated recent acquisitions

▶  Invested in digital capabilities for clients and business processes

▶  Boosted cloud technology capacity to support remote work

▶  Enhanced client performance reporting

		▶ We successfully controlled our compensation and non-compensation expenses in 2021. ▶ This expense discipline contributed to our 31% return on tangible common equity.	▶ We returned over $173 million to shareholders through share repurchases. ▶ We returned over $100 million to shareholders through dividends.

$4.7 billion	Record annual net revenues of $4.7 billion, an increase of 26% from 2020

$1.1 billion	Non-GAAP pre-tax net income of $1.1 billion, an increase of 59% and our strongest year

$7.08 per share	Non-GAAP earnings per common share increased by 55%, our strongest annual performance

We explain why we use certain non-GAAP measures on page 45.

2021 Segment Performance, Balance Sheet, Infrastructure and Additional Performance Indicators

Global Wealth Management	Institutional Group	Balance Sheet	Infrastructure

▶ Record net revenue of $2.6bn ▶ Pre-tax operating income of $915 million ▶ Record recruiting pipeline, recruiting 121 new financial advisors in a challenging environment	▶ Record net revenue of $2.2bn ▶ Pre-tax operating income of $559 million ▶ Improved integration and alignment across all divisions and geographies in the Institutional Group	▶ Maintained a Tier 1 leverage capital ratio of 12%. ▶ Repurchased roughly 2.5 million common shares at an average price of $69.53.

▶  Significant investment in people and systems for risk management and asset management

▶  Revamped customer-facing systems, improving client experience and ability of our financial advisors to serve their clients

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2021 Segment Performance, Balance Sheet, Infrastructure and Additional Performance Indicators

Additional Performance Indicators	2021	2020	2019

Non-GAAP Return on Equity	21%	15%	15%

Non-GAAP Tangible Return on Equity	31%	25%	25%

Total Shareholder Return	41%	26%	48%

Non-GAAP Pre-Tax Margin on Net Revenues	24%	19%	20%

Book Value Per Share	$41.63	$35.91	$32.24

Non-GAAP Compensation to Revenue Ratio	59%	60%	58%

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Relative Performance of Common Stock

5-year relative performance of SF Common Stock, Peer Group, and S&P 500 Index:

Relative Performance	5-Year
	Growth	CAGR

SF Common Stock	112%	15%

Peer Group	106%	11%

S&P 500 Index	113%	16%

The peer group reflected in the charts above is as described on page 37.

Strategic Execution

Stifel continued in 2021 to execute on its strategy of building a premier wealth management and investment banking firm by means of organic growth and the integration of recent acquisitions. Each recent acquisition has fit Stifel’s differentiated value proposition of growth, scale and stability that blends many of the advantages, but avoids most of the weaknesses, of larger bulge bracket and smaller boutique firms. Historically, we have executed strategic opportunities and hired teams with new business capabilities only when accretive.

Strategic Opportunity Evaluation

Accretive to our Shareholders	Accretive to our Associates	Accretive to our Clients	Accretive to our Partners
To our shareholders, through expected revenue and EPS growth in a reasonable timeframe.	To our associates, through additional capabilities and new geographies.	To our clients, through greater relevance and expanded product offerings.	To our new partners, through the stability of Stifel’s size and scale, coupled with a significant retention of their own ability to direct their own businesses.

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Our Board and the Committee understand that Stifel executes on strategic opportunities to maximize retention and tax benefits. The result is non-GAAP charges to earnings, as opposed to an increase of goodwill on our balance sheet. All of those elements of our acquisition strategy result in tangible benefits to Stifel. Conversely, we do not structure our acquisitions to improve GAAP treatment in the absence of other, compelling tangible benefits. This strategy for executing acquisitions is the most important reason we describe both GAAP and non-GAAP results: the non-GAAP results illuminate how we structure and view our strategic acquisitions.

Stifel’s acquisitions are a catalyst for organic growth. Consistent with our approach to a balanced business model, acquisitions and organic expansion of our existing businesses are roughly equal sources of our growth since 2005.

Strengthening Controls and our Culture

We are a Company that has grown tremendously over the past decade and anticipate continued growth through the next decade. We believe that a strong and sustainable control environment is integral to achieve this end. We have also committed the effort and resources to build a platform for growth by continually enhancing our risk and control practices.

▶

Ongoing Risk Management. In 2021, Stifel continued to manage its balance sheet, capital, liquidity and overall risk conservatively, with a constant focus on the dynamic challenge of the COVID pandemic. The Board’s Risk Management Committee oversees major risk exposures, including market, credit, capital & liquidity, operational, regulatory, strategic and reputational risks. Our Enterprise Risk Management program, under the direction of our Chief Risk Officer, and other members of the Company’s management have prepared a series of risk appetite statements that articulate our overall risk culture. The Board’s Risk Committee reviews and approves risk appetite statements at least annually and receives at least quarterly updates on the Company’s adherence to them. The Board’s Risk Committee also receives quarterly risk assessments that identify, measure, and monitor existing and emerging risks, in addition to any changes to internal controls. In addition, the Board’s Risk Committee reviews the potential effect of significant matters and decisions on the Company’s reputation.

▶

Cybersecurity. The Company, including its Board and senior management, devote significant time and resources to dynamic and growing cybersecurity defense. The Risk Management Committee of the board devotes one full meeting each year to cybersecurity, and considers cybersecurity in its other meetings as appropriate. The Company’s cybersecurity architecture and layered technologies are carefully considered. Security personnel provide ongoing threat monitoring and work across technology disciplines to monitor cyber threats. The Company’s team of security architects guides and coordinates internal and external protections. Other teams focus on assurance and continually monitor and test effectiveness. Management and the Board oversee these and other measures both directly and through the Risk Management Committee.

▶

Investing in our infrastructure. We have continued to build out the infrastructure that enables us to continue to execute on our growth strategies, by bolstering our risk management, compliance, and internal audit functions, and ensuring that we fully comply with new and existing regulatory requirements. For example, we have made significant additions to our staff who stress test risk exposures and monitor compliance with rules and regulations. We have also significantly augmented the tools available to this staff. Likewise, we developed a number of new oversight capabilities to carefully manage risk in select Private Client Group business areas. Additionally, in the Technology and Operations areas we developed a number of new cross team communication capabilities as well as enhanced system monitoring tools and procedures. And in the Technology and Operations areas we continue to invest in personnel and technology systems that enhance frim-wide communication by providing project transparency and ongoing system monitoring. In addition, our internal audit team performed scores of internal audits in 2021.

▶

Investing in Process Improvements and Controls. We continued to enhance our overall control environment by implementing new capabilities, policies and procedures that ensure effective management of our systems. A new set of internal committees and task forces have been formed to evaluate areas for improvement across the operational platform on an ongoing basis. Similarly, a number of procedures have been implemented to periodically review existing business controls in addition to the implementation of new controls. Management supports the necessary investments required to continuously improve the Company’s systems and controls.

▶

Building on our strong relationships with regulators. Stifel recognizes the critical importance to the safety and soundness of our company, and the value to our growth strategy, of building on the strong relationships we maintain with our regulators. Our history of growth in the heavily-regulated financial services industry, both organically and through acquisitions, is evidence of this commitment.

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Enhancing the Customer Experience to Deliver Sustained Performance

Stifel has invested significantly to enhance its wealth management platform through improved client reporting and digital access capabilities, as well as enhanced client reporting and financial and estate planning. These investments help our financial advisors provide transparency and deliver solutions to clients that are tailored to their particular needs. Likewise, through prudence, training and relationship building, we are bringing lending solutions to clients seeking liquidity.

In 2021 the Company extended its work on a completely upgraded next generation client access system and mobile access tool-set. These investments are being made to enhance the client experience, further strengthen security, and deliver new functionality to clients. The Company also completed implementation of a new performance reporting system that will cover all client accounts across the Company. The Company also transitioned clients from a legacy online platform to a more modern and comprehensive system.

Investment in our People

The value of our franchise and brand depends on the quality and effectiveness of our team, and on our ability to continue to attract and develop the best people. Our Board regularly reviews our human capital practices to ensure that compensation, benefits, working conditions and culture are aligned to foster every associate’s success and growth at Stifel.

Development and Growth	Succession Planning	Diversity and Inclusion

By listening to our associates, including those who have joined us through acquisitions, Stifel integrates best practices and strengthens the Company. Many parts of our business have formal cross-training and continued education programs. Our management development programs identify and prepare leaders at Stifel for wider responsibility. In 2020, we provided new resources to managers to reinforce their leadership and ability to develop their teams.

The Board has established the Office of the President, consisting of our two Co-Presidents, and developed a succession plan. The Board discusses succession planning in its executive sessions.

In addition, many of our larger departments have developed management succession processes that identify employees with high potential and prepare them to lead our future.

We are dedicated to cultivating a diverse and inclusive Stifel. On page 8, we describe the broad range of actions taken and efforts underway throughout Stifel to improve ourselves as a place for every associate to work and as a resource to every part of the many communities we serve.

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EXECUTIVE COMPENSATION DETERMINATIONS FOR 2021

The Committee seeks to utilize a balanced mix of compensation elements to achieve its goals, with total compensation for our executive officers heavily weighted towards variable, “At-Risk” elements that reward performance. By emphasizing At-Risk compensation elements, particularly with respect to our CEO for 2021 , the Committee has heightened the alignment of executive compensation to shareholder outcomes. We describe our Key Executive Compensation Program Elements in detail beginning on page 38.

Realized	At-Risk

“Realized” compensation is paid or vests either during or on account of the year and is of fixed realizable value and ordinarily available to the executive officer.	“At-Risk” compensation, by contrast, is delayed and subject to future conditions. An executive officer risks losing it on account of these conditions not being met.

2021 Performance and Compensation Determinations

In determining Mr. Kruszewski’s variable compensation for 2021, the Committee specifically noted:

▶  Average change in Primary Performance Goals was up 47% year on year.

▶  It is appropriate to lead with At-Risk forms of compensation as incremental compensation is awarded. Over two-thirds of incremental CEO compensation since 2016 has been At-Risk. Four-fifths of incremental CEO compensation in 2021 was At-Risk.

▶  Historically, CEO compensation has broadly tracked the performance of the three primary performance goals established by the Committee: non-GAAP net revenue, non-GAAP pre-tax net income and non-GAAP earnings per share. See “Use of Non-GAAP Measures” on page 45 for a description of how and why these measures differ from GAAP measures.

▶  Company performance for 2021 was exceptionally strong, and Mr. Kruszewski’s specific contributions to this performance were significant.

▶  Mr. Kruszewski’s total compensation in 2021 was at the approximate median of our peer group’s CEO compensation.

▶  The Committee determined that, for 2021, the CEO’s total annual compensation should be increased approximately in line with our overall performance. This is consistent with the Committee’s past practices.

▶  The CEO’s existing share ownership, which is significant, powerfully and directly aligns the CEO with the interests of all shareholders.

Proxy Statement for the 2022 Annual Meeting of Shareholders	29

2021 COMPENSATION DETERMINATIONS FOR NAMED EXECUTIVE OFFICERS

($ in millions)

Name	Year	Fixed Compensation		Annual Incentive Compensation				Total Compen- sation(1)
		Base Salary	Stock-Based Salary	Cash Bonus	RSUs, RSAs & Debentures	PRSUs	Subtotal At-Risk

Ronald J. Kruszewski	2021	0.20	0.00	6.70	6.30	4.00	10.30	17.20
	2020	0.20	0.10	5.45	3.75	2.00	5.75	11.50
	2019	0.20	0.10	4.70	3.25	1.75	5.00	10.00

James M. Zemlyak	2021	0.25	0.00	4.88	3.43	1.70	5.13	10.25
	2020	0.25	0.06	3.77	1.82	0.90	2.72	6.80
	2019	0.25	0.06	3.23	1.61	0.75	2.36	5.90

Victor J. Nesi	2021	0.25	0.00	5.88	4.13	2.00	6.13	12.25
	2020	0.25	0.07	4.49	2.10	1.10	3.20	8.00
	2019	0.25	0.07	3.83	1.89	0.87	2.76	6.90

Thomas B. Michaud	2021	0.25	0.00	3.95	1.93	0.88	2.80	7.00
	2020	0.25	0.06	2.70	1.08	0.43	1.50	4.50
	2019	0.25	0.06	2.76	1.06	0.43	1.49	4.56

James M. Marischen	2021	0.25	0.00	1.85	0.98	0.43	1.40	3.50
	2020	0.25	0.13	0.97	0.41	0.25	0.66	2.00
	2019	0.25	0.13	0.88	0.34	0.14	0.47	1.73

		Realized Compensation			At-Risk Compensation

	Year	Amount	% of Total	Year-over- Year % Change	Amount	% of Total	Year-over- Year % Change

Ronald J. Kruszewski	2021	6.90	40%	20%	10.30	60%	79%
	2020	5.75	50%	15%	5.75	50%	15%
	2019	5.00	50%	16%	5.00	50%	7%

James M. Zemlyak	2021	5.13	50%	26%	5.13	50%	88%
	2020	4.08	60%	15%	2.72	40%	15%
	2019	3.54	60%	60%	2.36	40%	–24%

Victor J. Nesi	2021	6.13	50%	28%	6.13	50%	91%
	2020	4.80	60%	16%	3.20	40%	16%
	2019	4.14	60%	34%	2.76	40%	–11%

Thomas B. Michaud	2021	4.20	60%	40%	2.80	40%	87%
	2020	3.00	67%	–2%	1.50	33%	1%
	2019	3.07	67%	<1%	1.49	33%	32%

James M. Marischen	2021	2.10	60%	56%	1.40	40%	113%
	2020	1.34	67%	7%	0.66	33%	39%
	2019	1.25	73%	1%	0.47	27%	58%
(1)

All dollar amounts in table rounded to the nearest $10,000; all percentages rounded to the nearest whole percent. For differences between this table and the Summary Compensation Table, see page 46, Summary Compensation Table Treatment of Timing of Compensation.

Proxy Statement for the 2022 Annual Meeting of Shareholders	30

Ronald J. Kruszewski Chairman and CEO

Ronald J. Kruszewski is Chairman of the Board of Stifel Financial Corp. and Stifel, Nicolaus & Company, Incorporated. He joined the Company as Chief Executive Officer in September 1997. Mr. Kruszewski serves on the Board of Directors of SIFMA (Securities Industry and Financial Markets Association) and served on the Federal Advisory Council to the Board of Governors of the Federal Reserve System on the nomination of the St. Louis Federal Reserve Board of Directors.

Compensation Mix

Financial	Strategic Achievements

▶  26th consecutive year of record net revenues, up 26%.

▶  Record Non-GAAP EPS of $7.08, up 55%.

▶  Return on Tangible Common Equity of 31%

▶  Non-GAAP Pre-Tax Net Income of $1.1 billion, up 59%.

▶  Book value per share increased 16% to $41.63.

▶  Record investment banking revenue and client assets under administration.

▶  Record recruiting pipeline in a challenging environment, with 2,318 financial advisors by end of 2021.

▶  Guided diversified business lines to achieve growth despite significant drops in interest rates and related income.

▶  Added Stifel Wealth Tracker and other technological and service capabilities that attract new assets, new financial advisors, and differentiate Stifel.

Leadership	Risk Management

▶  Doubled common share dividend.

▶  Rapid adaptation of Company to evolving pandemic and market changes.

▶  Led Stifel’s increasing environmental, social and governance strength.

▶  Championed Stifel’s Women’s Initiative Network.

▶  Preserved conservative leverage and risk-weighted capital ratios.

▶  Maintained firm focus on accountability and risk management.

▶  Led increased investments in enterprise risk management, compliance and infrastructure, in support of strong asset growth.

Proxy Statement for the 2022 Annual Meeting of Shareholders	31

James M. Zemlyak, Co-President and Head of Global Wealth Management

James M. Zemlyak was named Co-President in June 2014. Mr. Zemlyak served as Chief Financial Officer of Stifel Financial Corp. from February 1999 through August 2018 and was Treasurer of Stifel Financial Corp. from February 1999 to January 2012. Mr. Zemlyak has been Chief Operating Officer of Stifel, Nicolaus & Company, Incorporated since August 2002 and Executive Vice President since December 2005. In addition, he served as Chief Financial Officer of Stifel, Nicolaus & Company, Incorporated from February 1999 to October 2006.

2021 Performance Highlights

✓   Strong recruiting pipeline, recruiting 121 new financial advisors in a challenging environment.

✓   Record Global Wealth Net Revenue of $2.6 billion.

✓   Increased Private Client Fee-based Assets by 26%.

✓   Successful rollout of Stifel Wealth Tracker.

Victor J. Nesi, Co-President and Head of the Institutional Group

Victor J. Nesi joined Stifel in 2009 as Co-head of its InstitutionalGroup, was named Co-President in 2014, and sole head of the Institutional Group in 2017. As sole head, Victor implemented a strategy of integrating and aligning Stifel’s Institutional Group divisions across business lines and geographies. Over the course of his leadership, the Institutional business at Stifel has increased five-fold as measured by revenues, from both organic growth and the integration of the professionals from over 20 acquisitions globally. Prior to joining Stifel, Mr Nesi held a number of senior management positions at Merrill Lynch, including running its investment banking business in North America from 2005-2007. In his 30-year investment banking career, Mr. Nesi has advised clients on strategic advisory transactions totaling in excess of $200 billion; and financing assignments across both debt and equity transactions, including the then largest IPO in U.S. history, the AT&T $10.6 billion carve-out of AT&T Wireless.

2021 Performance Highlights

✓   Record Institutional Net Revenue of $2.2 billion.

✓   Record full year advisory and capital raising revenue.

✓   Second-Highest annual transactional revenue.

✓   Oversaw the acquisition of Vining Sparks.

✓   Supervised the ongoing Covid response.

✓   Oversaw investments in technology aimed at increasing efficiencies and productivity.

✓   Drove increased emphasis on diversity recruiting and training.

Proxy Statement for the 2022 Annual Meeting of Shareholders	32

Thomas B. Michaud, Senior Vice President,

President and CEO of Keefe, Bruyette & Woods

Thomas B. Michaud has been with Keefe, Bruyette & Woods for 36 years. He was named KBW President and CEO in 2011, having served as Vice Chairman and COO of the Holding Company since 2001 and President of the Company’s main subsidiary since 2006. KBW was acquired by Stifel in February 2013 and leads Stifel’s investment banking business in the financial services sector. He served on our Board from 2013 until 2017 and serves as Senior Vice President and a member of Stifel’s Institutional Group Management Committee. Under Mr. Michaud’s leadership, KBW is regularly recognized for its leadership in research, mergers and acquisitions, capital raising, and equity trading. Mr. Michaud maintains strong personal relationships with industry leading executives and has been instrumental in many of KBW’s largest transactions. Mr. Michaud’s views on the financial services industry are frequently sought by corporate clients, their boards of directors, investors and the media.

2021 Performance Highlights

✓   Completed decade of KBW CEO leadership with major businesses operating at peak revenue and market share.

✓   Record investment banking and M&A revenue, advised on 7 of top 10 US bank mergers.

✓   Building momentum in Fintech and European growth initiatives.

✓   Equity platform earned industry-leading rankings by Institutional Investor and Greenwich Associates.

✓   Significant direct client engagement and leadership, resulting in franchise-defining transactions.

James M. Marischen, Chief Financial Officer

James M. Marischen was named Chief Financial Officer of Stifel Financial Corp. in August 2018. From 2015 to 2018, he served as the Company’s Chief Accounting Officer and Chief Risk Officer, with responsibilities including oversight of corporate accounting, financial analysis and planning, tax, treasury, and enterprise risk management. Mr. Marischen joined Stifel in 2008, serving as Chief Financial Officer and Executive Vice President of Stifel Bank & Trust from 2008 to 2015. Prior to joining Stifel, Mr. Marischen worked in public accounting at KPMG LLP. Mr. Marischen earned a Bachelor of Science in Accounting and a Master of Accountancy from Truman State University.

2021 Performance Highlights

✓   Supported the Company in achieving record net revenues.

✓   Focus on expense discipline contributed to record Company-wide net income.

✓   Management of capital and liquidity planning, including issuance of $300 million of 4.50% Non-Cumulative Perpetual Preferred Stock, redemption of $150 million of 6.25% Non-Cumulative Perpetual Preferred Stock, and doubling of the common stock dividend.

✓   Management and oversight of finance and enterprise risk management.

Proxy Statement for the 2022 Annual Meeting of Shareholders	33

KEY PAY PRACTICES

Our Committee considers the design of our executive compensation program to be integral to furthering our Compensation Principles, including paying for performance and effective risk management. The following chart summarizes certain of our key pay practices.

What We Do and Don’t Do

✓   Emphasize annual incentive compensation tied to Company and individual performance

✓   Encourage stock ownership by deferring a portion of annual compensation in the form of RSUs and RSAs and awarding long-term incentives with multi-year vesting periods of three, five or ten years

✓   Maintain stock ownership guidelines; currently, all executives exceed these guidelines

✓   Focus executive officers on our long-term performance with the award of PRSUs based on ROE performance

✓   Utilize a formal process and incentive framework to set executive officer compensation

✓   “Double trigger” on equity awards

✓    Retain an independent consultant

✓    Conduct annual risk review

✓   Engage with shareholders

X   No Excise tax “gross-ups”

X   No special CIC severance

X   No employment agreements

X   No SERPs

X   No hedging, short selling, or use of derivatives

X   Pledging by insiders requires Committee approval

X   No excessive perquisites

X   No repricing of options without shareholder approval

X   No option timing or pricing manipulation

COMMITTEE COMMITMENTS AND PRINCIPLES

During 2021, the Committee reviewed its process for setting goals, evaluating performance and making pay decisions, building on its significant improvements in recent years. The review and articulation of our pay purposes, commitments and process is in direct response to comments and other input from our shareholders that have asked us to provide greater transparency by describing in more detail the quantitative and qualitative factors and the evaluation process used to determine awards. Our executive compensation practices are designed to advance Stifel’s goal of being a leading wealth management and investment banking company that is entrepreneurial and appropriately manages risk. We grow and take advantage of opportunities, whether they present themselves as organic growth prospects, as talent to attract or as businesses to acquire. To this end, our executive compensation program emphasizes annual incentive compensation that aligns our executives’ compensation to Stifel’s long-term performance. The Committee oversees this program. This overarching purpose of driving long-term value creation is supported by these commitments:

COMMITTEE COMMITMENTS

Transparency

▶	The Committee identifies the compensation principles that determine the compensation decision process and makes the specific decisions that result from that process.

Alignment

▶	The Committee determines the forms and proportions of compensation to align named executive officer compensation to Stifel’s long-term performance.

▶	The process by which the Committee makes its decisions includes consideration of the entire factual framework, including both:

▶	Quantitative factors, such as those used in the formula for realization of PRSUs and

▶	Qualitative factors such as stewardship and risk controls.

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Orderly Decision-Making

▶	The Committee’s annual decision-making process is structured to yield orderly, timely, individual compensation decisions.

▶	The Committee requires a full, enumerated factual basis satisfactory to its members to be put before it prior to making its annual compensation decisions.

▶

The Committee consults with an outside compensation consultant to provide market data in connection with its compensation determinations for our CEO and other named executive officers and for other guidance in the compensation decision-making process.

▶

The Committee obtains data on peer practices and uses such data as reference material to assist it in maintaining a general awareness of industry compensation standards and trends. The market data does not formulaically determine the Committee’s compensation decisions for any particular executive officer. The Committee does not target a particular percentile of the peer group with respect to total pay packages or any individual component of pay.

▶	The Committee disciplines its exercise of judgement by use of these facts, principles and process and framework, in order to set compensation in the best interest of the Company and its stakeholders.

Balancing Role Relevance with Cultural Cohesion

▶	The Committee sets the mix of forms of compensation to be relevant to the role of each executive. For example, a front-line financial professional is often paid primarily on revenue produced.

▶	By contrast, senior executives must also ensure conversion of revenues to net income, which the Committee takes into account for senior executive compensation.

▶	However, the Committee also strives to foster the cohesive culture that remains essential to Stifel’s success by constraining these role-prompted differences to those essential to maintain relevance.

▶	To the extent role differences do not compel compensation differences, the mix of forms of compensation should be kept similar across the organization.

Responsibility

▶	The Committee has ultimate responsibility for compensation decisions.

▶

The Committee will not duck its responsibility, whether by excessive delegation or through simplistic weighting or excessively formulaic approaches, which can have unintended consequences, fail to capture vital non-quantitative factors, and lead to potential misalignment of interests between the Company and its executives.

▶	No single metric or formula can substitute for the Committee’s informed exercise of judgment.

▶

The Committee’s process for analyzing facts and making considered determinations, including its decision to continue using formula-based PRSUs as a component of compensation, has kept true to its responsibility to align executive pay with Company performance and foster long-term value creation, proper risk management and Company values.

Prudence

▶	The Committee expects Stifel’s executives to act prudently on behalf of shareholders and clients, regardless of day-to-day market conditions and other events.

▶

This expectation could be undermined by a strictly formulaic program, which could encourage executives to place excessive weight on achieving a narrow metric at the expense of other goals, and at the expense of balancing goals in tension.

▶

The Committee instead remains determined to set compensation informed both by quantifiable, formula-driven factors and by less quantifiable factors, such as risk management, disparities between absolute and relative performance levels and recognition of key individual achievements.

Proxy Statement for the 2022 Annual Meeting of Shareholders	35

BENEFITS OF DISCRETIONARY ELEMENTS WITHIN OUR COMPENSATION PROGRAM

▶

Our business is dynamic and requires us to respond rapidly to changes in our operating environment. A rigid, formulaic program based on metrics could hinder our ability to do so and could have unintended consequences.

▶

Our program is designed to encourage executives to act prudently on behalf of both shareholders and clients, regardless of prevailing market conditions. This goal could be compromised by a strictly formulaic program, which might incentivize executives to place undue focus on achieving specific metrics at the expense of others.

▶	Strictly formulaic compensation would not permit adjustments based on less quantifiable factors such as unexpected external events or individual performance.

▶

Equity-based awards comprise a significant portion of annual variable compensation for our named executive officers and is designed to ensure long-term alignment without the disadvantages of purely formulaic compensation.

COMMITTEE PRINCIPLES

Our executive compensation strategy is designed to advance Stifel’s goal of being a premier wealth management and investment banking company. Stifel is an entrepreneurial meritocracy that manages its risks conservatively. We take advantage of opportunities, whether they present themselves as organic growth prospects, as talent to attract or as businesses to acquire. Accordingly, the Committee’s executive compensation program emphasizes compensation that is aligned with our company’s performance.

Pay for Performance	Focus on Long-Term Shareholder Interests	Pay to Retain and Attract	Maintain Compensation Governance

▶  A substantial majority of named executive officer pay is based on performance and delivered through cash and equity vehicles tied to annual or multiple-year future performance that align our interests with the interests of our shareholders

▶  CEO pay reflects Company performance

▶  Our program encourages share ownership and includes performance measures that enhance long-term shareholder value

▶  Since 1997, a significant portion of named executive officer pay is deferred and, in combination with our stock ownership guidelines, has led to significant share ownership

▶  Financial services is a highly competitive industry; we work to configure and size pay prudently to attract and retain top talent

▶  The Committee reviews pay among competitors, but does not target a specific percentile when approving compensation for named executive officers

▶  The Committee is composed of three independent directors and held 5 meetings in 2021

▶  The Committee utilizes the services of an independent compensation consultant

▶  Independent consultant gathers competitive information on pay and performance so that the Committee is aware of current market developments and practices

▶  The Committee monitors and assesses named executive officer performance in making year-end pay decisions

▶  In evaluating our executive compensation program, the Committee annually considers shareholder advisory vote and feedback from its meetings with shareholders

Balancing Short- and Long-Term Incentives with “Realized” and “At-Risk” Compensation

The Committee recognizes the importance of striking a balance between long-term incentives linked to shareholder returns and short-term incentives linked to the annual performance of the Company. The Committee considers such factors as the level of cash base salary, stock-based salary, annual incentive compensation, long-term incentive compensation, and the overall equity ownership of the Company’s CEO and other named executive officers. On balance, the Committee strives to emphasize long-term incentives linked to shareholder returns

Proxy Statement for the 2022 Annual Meeting of Shareholders	36

while recognizing the importance of annual performance compensation. In doing so, the Committee assesses each component of compensation as to its emphasis on short-term verses long-term incentives. However, the Committee does not target any specific mix of short- and long-term incentives over the course of years. In addition, when assessing the incentive of various components of compensation, the committee considers whether the compensation is “Realized” (meaning that it is not forfeitable) or “At-Risk” (meaning that it is potentially forfeitable because it is subject to time- or performance-based vesting).

The Importance of Stock Ownership

The Committee considers the overall level of equity ownership maintained by an executive officer as important indicia of the alignment of that individual with shareholders. The Committee understands the importance to shareholders of share value and total stock returns and, therefore, takes into consideration the stock ownership of the CEO and the other named executive officers when determining the compensation system. More generally, the Committee views share ownership and participation in share value as an important factor that, even before compensation decisions for a particular year are made, aligns the senior management with shareholders.

We maintain stock ownership guidelines for our officers. The Committee also takes note of our officers’ high level of stock ownership relative to these guidelines. For our CEO, these guidelines set a target stock ownership level of at least 10 times his cash base salary. Mr. Kruszewski’s stock ownership vastly exceeds that target. For each of our other named executive officers, these guidelines set a target ownership level of at least 7 times cash base salary. For each of our other named executive officers, stock ownership greatly exceeds that target.

Independent Compensation Committee Consultant and Identification of Peer Group

In 2021, the Committee continued to retain Compensation Advisory Partners LLC (CAP) as the Committee’s independent Compensation Consultant. CAP reports directly to the Committee, attends Committee meetings, and provides executive compensation related services. These services include reviewing this compensation discussion and analysis, advising on compensation program design such as PRSUs and peer company selection, providing market data on executive compensation trends and named executive officer compensation levels, and assisting the Committee with evaluation of pay-for-performance alignment.

For 2021, the Committee considered the conflicts-of-interest related considerations for retention of a compensation consultant set out in the NYSE’s listing standards, and determined that no such conflict of interest exists with respect to CAP.

CAP identifies and the Committee adopts a single “peer group” as a reference group for the Committee’s review of compensation levels and market practices. Our peer group is composed of companies operating in the investment banking, brokerage and asset management businesses that are of similar size, by revenue, assets, income, market cap and total shareholder return.

Peer Group
Affiliated Managers Group Inc. Ameriprise Financial, Inc. Cowen Inc. Evercore Inc. Franklin Resources, Inc.	Houlihan Lokey, Inc. Invesco Ltd. Jefferies Financial Group Inc. Lazard Ltd. LPL Financial Holdings Inc.	Moelis & Company Northern Trust Corp. Piper Sandler Companies Raymond James Financial, Inc. T. Rowe Price Group, Inc.

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KEY EXECUTIVE COMPENSATION PROGRAM ELEMENTS

The Committee seeks to utilize a balanced mix of compensation elements to achieve its goals, with total compensation for our executive officers heavily weighted towards variable elements that reward performance. The following table describes each component of our executive compensation program, how it is determined, and the purpose or purposes we believe it accomplishes. “Realized” compensation is paid (or vests) to the executive officer either during or on account of the year and is of fixed realizable value and ordinarily available to the executive officer. “At-Risk” compensation, by contrast, is delayed and subject to future conditions. An executive officer risks losing this compensation on account of these conditions not being met.

Fixed Compensation & Benefits

Base Salary, Cash	Stock-Based Salary	Retirement Plans	Other Benefits

Provides a base level of fixed pay.

Consistent with our compensation principles, Stifel maintains modest salary levels and provides most of its compensation in the form of variable incentive compensation.

Cash base salary for our executive officers has not increased in recent years.

Stock-based salary is the annually vesting portion of certain periodically-granted awards that are considered as part of an executive officer’s salary.

Vesting for LTIAs may be reduced to 5 years, based on predetermined EPS goals, furthering alignment with shareholder interests.

401(k) facilitates tax-advantaged retirement savings

Named executive officers participate in the same retirement plans available to employees generally.

Profit sharing plan with a match of up to $1,000.

Maintains alignment between named executive officers and other employees by limiting additional perquisites.

Benefits provided to named executive officers are generally in line with those available to other employees.

Limited executive officer perquisites.

Annual Variable Compensation

Cash Bonus	Debentures	RSUs and RSAs	PRSUs

Provides a competitive annual incentive. Aligns executive with shareholder interests in annual performance.	Aligns executive with shareholder interests in annual performance. Encourages retention by vesting over 5 years.

Aligns executive with shareholder interests in both annual performance and subsequent share value growth.

RSUs encourage retention by vesting over 5 years. RSAs encourage retention by becoming unrestricted over 5 years, generally on equivalent terms to RSUs.

Aligns executive with shareholder interests in both annual performance and share value growth.

Encourages retention by vesting over 5 years.

Value depends on achievement of objective, multi-year goals.

Performance based: directly tied to achievement of specific goals over a 4-year period.

Metrics are Total Shareholder Return (TSR), Non-GAAP ROE, Non-GAAP Pre-Tax Income and Non-GAAP EPS.

Varies annually based on Company and individual performance.

Structured to better align total pay with overall Company performance.

Tied to incentive framework, which includes key corporate, strategic and individual performance indications.

Decisions also based on individual goals and performance of business segment.

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The Committee’s Perspective on the Compensation Elements

The following section describes the Committee’s views on how each element of compensation fits within the Committee’s perspective on short-term versus long-term incentives and within the Committee’s framework of “Realized” versus “At-risk” compensation.

Base Salary, Cash

The Committee views cash base salary as a short-term incentive and a component of “Realized” annual compensation. As such, we pay relatively low levels of cash base salary compared to the market due to our variable pay-for-performance philosophy. The Committee does not emphasize cash base salary; cash base salary for our executive officers has not increased in recent years. The cash base salary for our CEO has not increased since he joined Stifel as Chief Executive Officer in 1997.

Stock-Based Salary

Stock-Based Salary consists of the annually vesting amount of the Long Term Incentive Awards (LTIAs). The Committee views stock-based salary as a long-term incentive that is both “Realized” (in the sense that it is not subject to further vesting in the year it is counted as stock-based salary) and “At-Risk” (in the sense that it is forfeitable between the date it is granted and the date on which it vests). Furthermore, the value of stock-based salary is tied to the performance of Stifel stock between the grant date and the vesting date, which serves the purpose of further aligning named executive officers’ incentives with shareholders’ interests. As such, this component of compensation is designed to balance the objectives of both short-term and long-term incentives.

Annual Incentive Compensation

The Committee has established an annual incentive compensation program for the named executive officers that provides a significant portion of the total annual compensation paid to each of the named executive officers. The objective of the annual incentive compensation portion of the executive compensation program is to provide cash and deferred compensation (PRSUs, RSUs, RSAs and debentures), each component of which is variable and awarded based on the Committee’s assessments and discretion, using the process and framework described below, and in view of, first, the financial performance of our company and the business units in which the executive officer serves and, second, a qualitative evaluation of the individual executive officer’s performance for the year. No specific target levels of performance are set by the Committee to determine the annual incentive compensation of our named executive officers. Instead, the Committee determines the amount of each named executive officer’s annual incentive compensation based on the Committee’s subjective assessment of the Company (and in some cases, a particular business unit’s) performance relative to the qualitative and quantitative performance indicators used by the Committee to evaluate performance.

Components of Annual Incentive Compensation

Cash	Time-based deferred compensation	Performance-based deferred compensation
Cash, which the Committee views as a short-term incentive and a component of Realized annual compensation.

Time-based deferred compensation, which the Committee views as a long-term incentive and a component of At-Risk annual compensation. Generally, time-based deferred compensation has been a combination of restricted stock units and debentures.

Performance-based deferred compensation, which the Committee views as a long-term incentive and a component of At-Risk annual compensation. Generally, performance-based deferred compensation has been in the form of PRSUs.

Collectively, the above three compensation elements comprise Annual Incentive Compensation, which is the most important part of compensation determined by the Committee each year. In making that annual determination, the Committee has developed a facts-based, performance-focused framework by which it assesses named executive officer performance and sets compensation against clearly stated and measured Company and business goals.

For 2021, these objectives include the quantitative and qualitative criteria identified in the table on page 23 in the section “Incentive Assessment Framework Results”, which reflect financial performance, operating performance and strategic achievements. These criteria were informed by the Committee’s review of overall progress for the Company periodically during the past year. The Committee made its

Proxy Statement for the 2022 Annual Meeting of Shareholders	39

final determinations at year-end when information for each factor was available. Individual performance for each named executive officer was also reviewed in this context of overall performance.

Primary performance goals – achievement of revenue, pre-tax income, and EPS goals – are generally more heavily weighted in the Committee’s decisions. Taking into consideration all factors, the Committee then evaluated each major category – primary, other considerations, strategic – and assigned an overall evaluation to Company performance in making final awards. The Committee understands the importance to shareholders of total stock returns and, therefore, takes into consideration the stock ownership of the CEO and the other named executive officers when determining the compensation system because the Committee views share ownership as an important factor that already aligns the senior management with shareholders. The Committee has also made total shareholder returns a significant part of the formula that determines PRSUs earned.

Benefits

The Committee provides executives with only limited perquisites and other personal benefits. The Committee periodically reviews the dollar amount of perquisites provided and may make adjustments as it deems necessary. Other benefits, including retirement plans and health and welfare plans, are made available to the CEO and other named executive officers on the same basis as they are made available to other employees.

PAY STRUCTURE AND RISK MITIGATION

Named Executive Officer Compensation is linked to risk management and other controls.

Our emphasis on deferred compensation links named executive officer pay directly to share price and shareholder value over time.	Our PRSUs link named executive officer compensation to future TSR, non-GAAP pre-tax net income, EPS and ROE performance metrics.	We evaluate each named executive officer’s contribution to Company risk control in setting annual pay.	We maintain control over pay through ownership requirements, anti-hedging rules and double triggers.

Performance-Based Restricted Stock Units, PRSUs

Performance-based Restricted Stock Units (PRSUs), the Company’s metrics-based equity vehicle, have been awarded periodically. PRSUs are earned over a four-year performance period based on achieving pre-determined performance objectives. Any resulting delivery of shares for PRSUs granted as part of 2021 compensation will occur in early 2026 for 80% of the earned award, and in early 2027 for the remaining 20% of the earned award. Similar to ordinary RSUs, PRSUs are granted based on the share price on the date of grant.

For the 2022-2025 performance cycle used for the 2022 awards of PRSUs as part of our named executive officers’ 2021 compensation, the Committee selected the following performance criteria for all executive officers:

🌑	Total Shareholder Return, Relative to Peers’ total shareholder returns (Relative TSR)

🌑	Non-GAAP EPS and

🌑	Non-GAAP Return on Common Equity.

For additional discussion on non-GAAP measures, see the discussion of “Use of Non-GAAP Measures” on page 45. The Committee uses non-GAAP results as described in that discussion because the Committee intends PRSUs to measure relative performance over time and the Committee concluded non-GAAP results are the better relative measure. To illustrate, if the baseline performance for a PRSU were a GAAP measure, in the absence of future acquisitions, that measure would likely show improvement over time based simply on the merger related charges of previous acquisitions rolling off. Accordingly, the Committee determined that these non-GAAP measures were a more appropriate measurement tool for measuring relative improvement of the underlying business results and, more specifically, the Committee determined that the above criteria would best align management incentives with long-term shareholder objectives and accord with how the market assesses long-term performance of similar financial service firms. The Committee further determined that the use of multiple metrics would reinforce those objectives and discourage excessive focus on any single metric to the detriment of long-term shareholder objectives, long-term performance of the Company or achievement of the Company’s stated objectives.

Proxy Statement for the 2022 Annual Meeting of Shareholders	40

The Non-GAAP performance criteria are equally weighted. These measures will be fixed, for purposes of calculating any PRSU awards, for the duration of the performance period, except to neutralize the effect of intervening changes in accounting or other applicable rules and subject to the Committee’s final authority to confirm the appropriate calculation of any of the non-GAAP measures for purposes of determining any PRSU award received. The final performance criterion, Relative TSR, represents the positive or negative difference between the Company’s TSR and the average TSR of its peer group, as described on page 37, between the end of calendar year 2022 and the end of calendar year 2025.

For each criterion, there is a “Target”. Associated with each Target are a lower “Threshold” and a higher “Maximum”, noted below. Relative TSR is measured once directly. Performance under each other criterion is evaluated by constructing the arithmetic average of four years of the relevant annual performance results (the “realized performance”). For each year for these other criterion, the result is taken over (measured from beginning to end of) the calendar year. The realized performance is then compared to the Threshold, Target and Maximum associated with that criterion and scored as follows:

▶	Realized performance equal to or below the Threshold is scored as 1⁄3 (except Relative TSR, scored as 4⁄5).

▶	Realized performance between the Target and the Threshold is interpolated on a straight line basis between the Target score and the Threshold score.

▶	Realized performance equal to the Target is scored as 1.

▶	Realized performance between the Target and the Maximum is interpolated on a straight line basis between the Target score and the Maximum score.

▶	Realized performance equal to or above the Maximum is scored as 1 2⁄3 (except Relative TSR, scored as 1 1⁄5).

The Non-GAAP measured scores for the criteria for each executive officer are averaged, with equal weighting, to produce a single, preliminary score, which is then multiplied by the Relative TSR score. This final score, when expressed as a percentage determines the final award where “1” corresponds to 100% of the target award and higher or lower factors increase or decrease the award. The maximum award is 200% of the target.

This description of PRSU calculations is a summary. PRSU results are determined in accordance with Stifel’s policy governing calculation of Non-GAAP measures, and are reviewed by the Committee on a quarterly basis.

PRSU Performance Measures and Scoring for 2022 grants in respect of 2021:

Measures	Threshold	Target	Maximum

Relative TSR	80% of Peer TSR	100% of Peer TSR	120% of Peer TSR

4-Year Average Annual Non-GAAP EPS (EPS)	$3.33	$5.00	$6.67

4-Year Average Annual Non-GAAP Return on Common Equity (ROE)	11%	13%	15%

In designing the PRSUs the Committee is not setting a limit to the goals for which PRSU recipients should reach when it uses the word “Target”, which instead expresses the base case and simplifies understanding of the midpoint award.

Proxy Statement for the 2022 Annual Meeting of Shareholders	41

2021 PRSU Awards:

Named Executive Officer	PRSU Award ($ millions)	PRSUs Awarded

Ronald J. Kruszewski	4.00	53,300

James M. Zemlyak	1.70	22,700

Victor J. Nesi	2.00	26,700

Thomas B. Michaud	0.88	11,700

James M. Marischen	0.43	5,700

Amounts included represent the February 18, 2022 grant date fair value of $75.00. Dollars rounded to the nearest $10,000; units rounded to the nearest 100.

PRSUs vest ratably over 5 years on an annual basis, but are not calculated or delivered until the 4th year, when 80% of total earned shares, if any, are delivered, with the remaining 20% delivered after 5 years, in each case measuring from the initial grant date. This vesting thus results in no value to the executive officer except through the described calculation and delivery that occurs in the fourth and fifth year.

OTHER PAY ELEMENTS: RSUS, RSAS, DEBENTURES, LTIAS, AND STOCK-BASED SALARY

RSUs granted as part of the annual incentive vest ratably over 5 years on an annual basis. RSAs granted as part of the annual incentive become unrestricted ratably over 5 years on an annual basis. Debentures also vest ratably over 5 years on an annual basis and, for debentures awarded in respect of 2021, accumulate interest at a rate of 3%. RSUs and RSAs are eligible to receive dividend equivalents at the same time and in the same amount as shareholders.

Stock-based salary is treated separately from annual awards of RSUs and PRSUs. Stock-Based Salary consists of the annually vesting amount of the Long Term Incentive Awards (LTIAs) from 2014 and following years and the portion of the restricted stock awarded in late 2018 that vests in the relevant year (2019-23). LTIAs take the form of restricted stock units and have been made periodically to the CEO and other executive officers to recognize strong performance, provide opportunities for executives to accumulate stock ownership, to further align their interests with shareholders’ interests, and to provide retention in this highly competitive industry. Assuming the stock-based salary awards are not forfeited, the Committee will count any stock-based compensation awards as part of compensation for the individual receiving the benefits of such vesting in the year that the stock-based salary vests. Importantly, the Committee will consider the value of that consideration equal to the grant date value (not the then vesting date value) when evaluating a particular individual’s mix of total compensation.

RSUs, RSAs and debentures received as part of annual incentive compensation vest ratably on an annual basis over 5 years of continued employment but vest upon death or disability. PRSUs, to the extent of total shares earned, if any, vest immediately upon death, disability or termination not for cause, but do not continue to vest following retirement.

STOCK OWNERSHIP REQUIREMENTS

We maintain stock ownership guidelines for our officers. This powerfully and directly aligns their interests with the interests of all shareholders. All of our named executive officers substantially exceed their target ownership levels.

These levels are set at multiples of cash base salary. All of our named executive officers would exceed their target ownership levels (of 10× or 7× cash base salary) even if their cash base salaries were set at the substantially higher levels often paid by our peers to their most senior executives.

Our guidelines restrict future sales of shares if ownership is below the required levels, but there is no minimum time required to achieve the target ownership level. Exceptions to the guidelines may be granted on a case-by-case basis if a hardship situation exists.

Proxy Statement for the 2022 Annual Meeting of Shareholders	42

OTHER COMPENSATION POLICIES

Clawback and Recoupment Policies

The Company’s undelivered restricted stock units (including RSUs and PRSUs), debentures and share grants are subject to provisions that could result in forfeiture as a result of engaging in conduct detrimental to Stifel, which includes any action that results in a restatement of the financial statements of Stifel.

Risk Input to Named Executive Officer Pay Decisions

The Committee solicits input from the CFO and the Company’s Enterprise Risk Management group in the course of making its pay decisions. We believe that this input enables the Committee, when appropriate, to hold executives accountable for material actions or items that harm current or future performance, or put performance at undue risk.

The Company’s Enterprise Risk Management group conducts wide-ranging risk identification, mitigation, monitoring and management functions within the Company, and helps to inform the Committee as to the relevance of executive officer actions to the risk profile of the business lines of the Company.

At-Will Employment of Executive Officers

None of our executive officers, including our chief executive officer and our chief financial officer, currently has a written employment agreement with the Company, and each is thus employed by us on an ‘‘at will’’ basis.

Treatment of Dividends

Employee-owned common shares receive dividends in the same manner as any other common shares. RSAs also receive dividends, which are paid in cash in the same manner as common shares. RSUs (including PRSUs) receive dividend-equivalents in the form of either cash or additional units with the same vesting, delivery, timing and other attributes as the underlying units.

Use of Compensation Consultants

The Committee retains an independent compensation consultant, which reports directly to the Committee, attends Committee meetings, and provides executive compensation related services. The compensation consultant’s services include reviewing this compensation discussion and analysis, advising on compensation program and peer company selection, providing market data on executive compensation trends and executive officer compensation levels, and assisting the Committee with evaluation of pay-for-performance alignment.

Deferred Compensation Grids

The Committee used the following grid as a basis for setting deferrals for employees receiving incentive compensation, other than commission-based employees and executive officers, in 2021. These employees are predominantly in our institutional and administrative groups, for which deferred compensation is 5 year, ratable annual vesting, and consists of 35% restricted stock units and 65% deferred cash.

Value	Percentage Deferred

less than $200,000	0%

$200,000 - $499,999	15%

$500,000 - $749,999	20%

$750,000 - $999,999	25%

more than $1,000,000	30%

Incentive compensation deferrals for our commission-based employees are generally 5% of production over $300,000 in our private client group and, in our institutional group, up to 15% of the payout on specific products over tiered thresholds, which vary by product.

Proxy Statement for the 2022 Annual Meeting of Shareholders	43

Anti-Hedging, Anti-Pledging and other Officer and Employee Trading Policies

Our insider trading policy prohibits our executive officers from margin purchases and short selling of, or dealing in publicly traded options in or derivatives of our common stock. Additionally, the Company maintains a policy under which any new pledging of our common stock by such persons will require the approval of the Committee. Our directors and executive officers hold no shares in margin accounts and have pledged no shares to third parties. We also prohibit each employee, including each executive officer, from margin purchases, short sales, solicited transactions, issuance of research or market letters, active market making tactics. Insider trading is prohibited and, for covered employees including our executive officers, trading of any kind is prohibited during the period beginning five calendar days and ending one business day after each quarterly or annual financial report by the Company.

Double Triggers

Our award agreements with executive officers for deferred compensation issued since 2010 maintain the requirement of “double triggers” on the accelerated vesting of awards in the event of a change in control, meaning that an executive officer must actually be terminated following the change in control before vesting will be accelerated unless the Committee grants exceptions in individual cases. None of our executive officer deferred compensation vests automatically upon a change in control, nor does any executive officer have an agreement providing for guaranteed payments, severance, or “golden parachute” payments.

Perquisites and Personal Benefits

Our named executive officers have the perquisites and other personal benefits described in more detail in the Summary Compensation Tables beginning on page 46. The Company does not reimburse non-accountable expenses.

Retirement Plans and Health and Welfare Plans

We sponsor a profit sharing plan, the 401(k) Plan, in which all eligible employees, including the named executive officers, may participate. We currently match up to $1,000 of each employee’s contribution to the 401(k) Plan (or up to $3,000 matched for employees earning less than $175,000 per year). Employee stock ownership contributions for a particular year are based upon each individual’s calendar year earnings up to a maximum prescribed by the Internal Revenue Code.

Full-time employees, including the named executive officers, participate in the same broad-based, market-competitive health and welfare plans (including medical, prescription drug, dental, vision, life, and disability insurance). These benefits are available to the named executive officers on the same basis as they are made available to all other full-time employees.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid in a taxable year to any individual who is a “covered employee”, including the named executive officers, will generally be non-deductible for federal income tax purposes. The Committee recognizes the impact of this non-deductibility on the compensation that it intends to award, but structures compensation in a manner appropriate and consistent with the Company’s executive compensation program.

Proxy Statement for the 2022 Annual Meeting of Shareholders	44

SUMMARY COMPENSATION TABLE TREATMENT OF TIMING OF COMPENSATION

Pursuant to SEC rules, the Summary Compensation Table (SCT) must account for equity-based awards during the year of grant, even if awarded for services in the prior year. However, SEC rules require the SCT to include other incentive compensation to be included in the year earned, even if granted during the next year. By contrast, the Committee, as reflected in the CD&A, considers all performance-based executive compensation to be compensation for the year of performance.

Generally, we grant equity-based awards and debentures, and pay any cash incentive compensation for a particular year shortly after that year’s end. As a result, annual equity-based awards, debentures and cash incentive compensation are disclosed in each row of the Summary Compensation Table as follows:

2021

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2021.

•	“Bonus” displays the Cash Bonuses and Debentures of our named executive officers for 2021.

•	“Stock Awards” displays the PRSUs, RSUs and RSAs of our named executive officers for 2020.

2020

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2020.

•	“Bonus” displays the Cash Bonuses and Debentures of our named executive officers for 2020.

•	“Stock Awards” displays the PRSUs and RSUs of our named executive officers for 2019.

2019

•	“Salary” displays the Cash Base Salaries of our named executive officers for 2019.

•	“Bonus” displays the Cash Bonuses of our named executive officers for 2019.

•	“Stock Awards” displays the PRSUs and RSUs of our named executive officers for 2018.

USE OF NON-GAAP MEASURES

The Company utilizes non-GAAP calculations of presented net revenues, income before income taxes, net income, and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results, as well as calculating PRSUs. Additionally, the Committee utilizes certain non-GAAP calculations in considering named executive officer performance and setting named executive officer compensation. The Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Committee’s decision making related to named executive officer compensation and the Company’s current financial performance. These non-GAAP amounts exclude litigation-related expenses associated with previously disclosed legal matters and certain compensation and non-compensation operating expenses associated with acquisitions.

A limitation of utilizing the non-GAAP measures described above is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, income before income taxes, net income, compensation expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

Proxy Statement for the 2022 Annual Meeting of Shareholders	45

SUMMARY COMPENSATION TABLE

The following table presents summary information concerning compensation earned in the 2021, 2020, and 2019 fiscal years by our CEO, CFO and each of our other three most highly compensated executive officers employed at the end of 2021 for services rendered to us and our subsidiaries.

Pursuant to SEC rules, the 2021 Summary Compensation Table is required to include for a particular year only those equity-based awards granted during that year, rather than awards granted after that year’s end, even if awarded for services in that year. SEC rules require disclosure of cash incentive compensation to be included in the year earned, even if payment is made after year-end.

A summary of the Committee’s decisions on the compensation awarded to our named executive officers for 2021 performance (which, in accordance with SEC rules, are in large part not reflected in the 2021 Summary Compensation Table) can be found in the “Compensation Discussion and Analysis” beginning on page 22.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	All Other Compen- sation (3)	Total ($)

Ronald J. Kruszewski Chairman and Chief Executive Officer	2021	200,000	9,000,000	4,000,000	355,232	13,555,232
	2020	200,000	7,200,000	3,000,000	266,487	10,666,487
	2019	200,000	6,700,000	1,000,000	273,326	8,173,326

James M. Zemlyak Co-President and Head of Global Wealth Management	2021	250,000	6,600,000	1,800,000	159,687	8,809,687
	2020	250,000	4,687,250	1,340,000	126,756	6,404,006
	2019	250,000	4,247,250	500,000	115,861	5,113,111

Victor J. Nesi Co-President and Director of the Institutional Group	2021	250,000	8,000,000	2,200,000	186,457	10,636,457
	2020	250,000	5,485,000	1,560,000	177,369	7,472,369
	2019	250,000	5,025,000	925,915	144,174	6,345,089

Thomas B. Michaud Senior Vice President	2021	250,000	5,000,000	850,000	108,715	6,208,715
	2020	250,000	3,345,000	871,250	93,847	4,560,097
	2019	250,000	3,378,750	957,500	89,788	4,676,038

James M. Marischen Chief Financial Officer	2021	250,000	2,400,000	500,000	43,654	3,193,654
	2020	250,000	1,125,000	276,750	30,506	1,682,256
	2019	250,000	1,073,250	105,000	30,634	1,458,884

(1)

For the year ended December 31, 2021, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $6,700,000, $4,875,000, $5,875,000, $3,950,000 and $1,850,000 in cash and $2,300,000, $1,725,000, $2,125,000, $1,050,000 and $550,000 in newly issued debentures, respectively. For the year ended December 31, 2020, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $5,450,000, $3,767,250, $4,485,000, $2,695,000 and $968,750 in cash and $1,750,000, $920,000, $1,000,000, $650,000 and $156,250 in newly issued debentures, respectively. For the year ended December 31, 2019, Messrs. Kruszewski, Zemlyak, Nesi, Michaud and Marischen received $4,700,000, $3,227,250, $3,825,000, $2,762,500 and $877,500 in cash and $2,000,000, $1,020,000, $1,200,000, $616,250 and $195,750 in newly issued debentures, respectively. For more information regarding the material terms of the debentures, see “Additional Information about the Compensation Paid to the Named Executive Officers” on page 48. Interest earned on debentures is reflected in the “All Other Compensation” column and in the table accompanying note 3.

(2)

Amounts included for 2021 represent the grant date fair value of RSUs and PRSUs, granted in January 2021 for services in 2020. Amounts included for 2020 represent the grant date fair value of RSUs and PRSUs, granted in January 2020 for services in 2019. Amounts included for

Proxy Statement for the 2022 Annual Meeting of Shareholders	46

2019 represent the grant date fair value of RSUs and PRSUs, granted in February 2019 for services in 2018. The grant date fair value of these awards, for all years presented, were determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), excluding, in respect of PRSUs, the effect of estimated forfeitures. The awards were granted under our 2001 Incentive Stock Plan (2011 or 2018 Restatement, as applicable), discussed in further detail in the section entitled “Compensation Discussion and Analysis,” including units granted as long-term incentive awards. The grant date fair values of the PRSUs granted in 2021, 2020 and 2019 assuming the highest level of performance is achieved is, respectively: for Mr. Kruszewski, $4,000,000, $3,500,000 and $2,000,000; for Mr. Zemlyak, $1,800,000, $1,500,000 and $1,000,000; for Mr. Nesi, $2,200,000, $1,740,000 and $1,000,000; for Mr. Michaud, $850,000, $850,000 and $415,000; and, for Mr. Marischen, $500,000, $270,000 and $0; The awards are valued at the closing price of our common stock on the date of grant. The grant date fair values of the PRSUs granted in 2021 are further detailed in the description of “2021 Grants of Plan-Based Awards”, below.
(3)	All Other Compensation for 2020 includes the following:

Name	Company’s Matching Contribution to Profit Sharing 401(k) Plan ($)	Personal and Family Transport ($) (1)	Dividends & Equivalents ($) (2)	Interest on Debentures ($)	Life Insurance ($)	Total Benefits ($)

Ronald J. Kruszewski	1,000	23,881	202,419	106,657	21,275	355,232

James M. Zemlyak	1,000	—	103,472	55,215	—	159,687

Victor J. Nesi	1,000	8,174	114,785	62,498	—	186,457

Thomas B. Michaud	1,000	—	63,111	44,604	—	108,715

James M. Marischen	1,000	—	28,263	14,391	—	43,654

(1)  Reflects the value of personal use of Company-owned aircraft by Messrs. Kruszewski and Nesi, in accord with the policy described on page 53.

(2)  Reflects the value of dividend and dividend equivalents paid in 2021 on account of RSUs, including PRSUs, and RSAs. Includes interest on cash account composed of debentures and unpaid dividends.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards received during the fiscal year ended December 31, 2021, for the named executive officers.

Name	Grant Date	Potential Future Payouts Under Equity Incentive Plan Awards (1)			All Other Awards: Number of Units or Shares of Stock (2)	Grant Date Fair Value ($) (1)
		Threshold (#)	Target (#)	Maximum (#)

Ronald J. Kruszewski	Jan. 28, 2021	10,674	39,976	79,952	39,976	4,000,000

James M. Zemlyak	Jan. 28, 2021	4,803	17,989	35,978	17,989	1,800,000

Victor J. Nesi	Jan. 28, 2021	5,870	21,987	43,974	21,987	2,200,000

Thomas B. Michaud	Jan. 28, 2021	2,268	8,495	16,990	8,495	850,000

James M. Marischen	Jan. 28, 2021	1,334	4,997	9,994	4,997	500,000
(1)

The grant date fair values are calculated in accordance with ASC 718, and, with respect to PRSUs, based upon the probable outcome of the applicable performance conditions without regard to the effect of estimated forfeitures. The minimum actual award relating to PRSUs is approximately 26.7% of the grant date fair value amount and the maximum actual award is 200% of the grant date fair value amount. For Mr. Kruszewski, this figure is composed of $2,000,000 in PRSUs and $2,000,000 in RSAs. For Mr. Zemlyak, this figure is composed of $900,000 in PRSUs and $900,000 in RSAs. For Mr. Nesi, this figure is composed of $1,100,000 in PRSUs and $1,100,000 in RSAs. For Mr. Michaud, this

Proxy Statement for the 2022 Annual Meeting of Shareholders	47

figure is composed of $425,000 in PRSUs and $425,000 in RSUs. For Mr. Marischen, this figure is composed of $250,000 in PRSUs and $250,000 in RSUs. The method by which the Threshold, Target and Maximum are determined is described beginning on page 40.
(2)

Represents the total number of stock units (other than equity incentive plan awards) granted to each named executive officer during the 2021 fiscal year. The stock units were part of the named executive officers’ annual and long-term incentive compensation. The components of the total stock unit awards and associated fair values are set forth below.

STOCK UNIT AWARDS AND GRANT DATE FAIR VALUE UNDER ASC 718

Name	Asset Category	Vesting Period (1)	Units (#)	Grant Date Fair Value ($) (2)

Ronald J. Kruszewski	Mandatory Deferral (PRSUs)	5 years	39,976	2,000,000
	Mandatory Deferral (RSAs)	5 years	39,976	2,000,000
	Total		79,952	4,000,000

James M. Zemlyak	Mandatory Deferral (PRSUs)	5 years	17,989	900,000
	Mandatory Deferral (RSAs)	5 years	17,989	900,000

	Total		35,978	1,800,000

Victor J. Nesi	Mandatory Deferral (PRSUs)	5 years	21,987	1,100,000
	Mandatory Deferral (RSAs)	5 years	21,987	1,100,000

	Total		43,974	2,200,000

Thomas B. Michaud	Mandatory Deferral (PRSUs)	5 years	8,495	425,000
	Mandatory Deferral (RSUs)	5 years	8,495	425,000

	Total		16,990	850,000

James M. Marischen	Mandatory Deferral (PRSUs)	5 years	4,997	250,000
	Mandatory Deferral (RSUs)	5 years	4,997	250,000

	Total		9,994	500,000
(1)

The Mandatory Deferrals and the Annual Incentive Compensation RSAs and RSUs were granted on January 28, 2021 and each vest ratably on an annual basis over the period indicated. PRSUs vest 80% after 4 years and 20% after 5 years.

(2)	The grant date fair values are calculated in accordance with ASC 718.

ADDITIONAL INFORMATION ABOUT COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS

Pursuant to the Stifel Wealth Accumulation Plan, participants in the plan receive a portion of their annual incentive compensation on a deferred basis. This nondiscretionary deferral varies by income, production levels, and other factors. Stock units are issued to participants based upon the fair market value of our common stock on the date of issuance. PRSUs vest 80% after 4 years and 20% after 5 years. Other stock units received on a mandatory basis vest ratably on an annual basis over a 5-year period of continued employment following the date of issuance. Vesting based on continued employment may be eliminated, however, upon a termination without cause if the holder of the award refrains from engaging in a competitive activity or a soliciting activity prior to the relevant vesting date of such award. Debentures are promises by the Company to pay cash in the future, with interest, conditioned on continuing employment and other terms. The debentures granted with respect to 2021 vest ratably on an annual basis over a 5-year period of continued employment after the grant and accumulate interest at a rate of 3% per annum. The debentures are shown in the Bonus column in the 2021 Summary Compensation Table.

Proxy Statement for the 2022 Annual Meeting of Shareholders	48

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the number of exercisable and unexercisable stock awards at December 31, 2021, held by the individuals named in the 2021 Summary Compensation Table. No exercisable and unexercisable stock awards were outstanding at December 31, 2021.

Name	Stock Units (Except Performance- Based) That Have Not Vested		Restricted Shares That Have Not Vested			Performance-Based Stock Units That Have Not Vested (1)
	Units (#) (2)	Market Value ($) (3)	Units (#) (2)		Market Value ($) (3)	Units (#) (2)		Market Value ($) (3)

Ronald J. Kruszewski	13,041(4)	918,347	39,976	(11)	2,815,110	25,167	(13)	1,772,289
	22,726(5)	1,600,365	20,775	(12)	1,462,976	29,833	(14)	2,100,835
	8,200(6)	577,444				41,873	(15)	2,948,676
	17,945(7)	1,263,687				39,976	(16)	2,815,111

James M. Zemlyak	6,521(4)	459,212	17,989	(11)	1,266,785	17,617	(13)	1,240,602
	14,260(5)	1,004,191	12,986	(12)	914,474	14,917	(14)	1,050,418
	3,353(6)	236,123				17,945	(15)	1,263,718
	8,470(7)	596,475				17,989	(16)	1,266,800

Victor J. Nesi	6,521(4)	459,212	21,987	(11)	1,548,325	17,617	(13)	1,240,602
	14,772(5)	1,040,210	10,586	(12)	745,466	14,916	(14)	1,050,418
	3,936(6)	277,188				20,817	(15)	1,465,913
	5,082(8)	357,893				21,987	(16)	1,548,311
	9,906(7)	697,572

Thomas B. Michaud	12,499(5)	880,181				10,067	(13)	708,915
	3,207(6)	225,857				6,190	(14)	435,923
	5,537(9)	389,902				10,169	(15)	716,107
	8,950(8)	630,251				8,495	(16)	598,211
	6,407(7)	451,147
	6,796(10)	478,569

James M. Marischen	17,044(5)	1,200,253				2,265	(13)	159,507
	2,265(9)	159,509				3,230	(15)	227,469
	1,253(8)	88,235				4,997	(16)	351,889
	2,035(7)	143,306
	3,998(10)	281,511

(1)	PRSUs are included in this column at the “Target” level, but may vest at between 26.7% and 200% of the “Target” level, as more fully described beginning on page 40.
(2)

Rounded to the nearest whole number. Vesting and payment are subject to the terms of the underlying award. Unless otherwise noted, vesting or payment is ratable yearly on even dates to the date of completed vesting.

(3)	Current Market Value is based on the closing price of $70.42 per share of our common stock on December 31, 2021.
(4)	Granted March 8, 2013; vesting completes on January 1, 2023.
(5)	Granted February 25, 2016; vesting completes on January 1, 2026.
(6)	Granted March 2, 2017; vesting completes on March 2, 2022.
(7)	Granted January 30, 2020; vesting completes on January 1, 2025.
(8)	Granted February 1, 2019; vesting completes on January 1, 2024.
(9)	Granted March 2, 2018; vesting completes on January 1, 2023.
(10)	Granted January 28, 2021; vesting completes on January 1, 2026.
(11)	Granted January 28, 2021; vesting completes on January 28, 2026.
(12)	Granted December 29, 2017; vesting completes on December 29, 2022.
(13)	Granted March 2, 2018; 80% vests on March 2, 2022 and 20% vests on March 2, 2023.
(14)	Granted February 1, 2019; 80% vests on February 1, 2023 and 20% vests on February 1, 2024.
(15)	Granted January 30, 2020; 80% vests on January 30, 2024 and 20% vests on January 30, 2025.
(16)	Granted January 28, 2021; 80% vests on January 28, 2025 and 20% vests on January 28, 2026.

Proxy Statement for the 2022 Annual Meeting of Shareholders	49

OPTION EXERCISES AND STOCK UNITS VESTED OR CONVERTED

The following table sets forth certain information concerning stock vested, for RSAs, or converted, for RSUs, during the year ended December 31, 2021. None of the named executive officers held stock options at any time in 2021.

Name	Number of Shares Acquired on Vesting/Conversion (#) (1)	Value Realized on Vesting/Conversion ($) (2)

Ronald J. Kruszewski	171,345	11,248,184

James M. Zemlyak	90,551	5,828,339

Victor J. Nesi	83,692	5,176,230

Thomas B. Michaud	59,876	3,605,410

James M. Marischen	18,265	1,183,674

(1)	Numbers of shares is composed of both stock vested, for RSAs, and converted into shares, for RSUs.
(2)	These figures represent the dollar value of gross units settled in our common stock by the named executive officers.

2021 Post-Retirement Benefits; Nonqualified Deferred Compensation

The following table sets forth information concerning contributions, earnings, and balances under nonqualified deferred contribution plans for the named executive officers:

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution in Last FY ($) (1)	Registrant Contribution in Last FY ($) (2)	Aggregate Earnings / (Losses) in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($) (4)	Aggregate Balance at End of Year ($)

Ronald J. Kruszewski	16,697,264	4,000,000	—	8,825,760	(11,248,184)	18,274,840

James M. Zemlyak	9,004,083	1,800,000	—	4,323,054	(5,828,339)	9,298,798

Victor J. Nesi	10,115,414	2,200,000	—	4,856,799	(5,176,230)	11,995,983

Thomas B. Michaud	6,660,417	850,000	—	2,920,783	(3,605,410)	6,825,790

James M. Marischen	2,288,765	500,000	—	1,006,588	(1,183,674)	2,611,679
(1)

The amounts listed in this column represent the annual incentive compensation paid to our named executive officers, which are mandatorily deferred under the Stifel Wealth Accumulation Plan and are included within the “Stock Awards” column of the Company’s 2021 Summary Compensation Table.

(2)

The amounts listed in this column represent long-term incentive awards granted to our named executive officers, the value of which has been included within the “Stock Awards” column of the Company’s 2021 Summary Compensation Table.

(3)

The amounts in this column represent, as applicable, (a) the change in market value of the Company’s common stock during the last fiscal year and (b) the difference between closing price of our common stock on December 31, 2021 and the fair value of incentive stock awards on the date of conversion.

(4)	The amounts in this column represent the fair value of incentive stock awards on the date of conversion.

Proxy Statement for the 2022 Annual Meeting of Shareholders	50

POST-EMPLOYMENT PAYMENTS DISCUSSION

Annual and Long-Term Incentive Awards.

The annual and long-term incentive awards made to the named executive officers vest upon the death or disability, but not retirement of the executive officer. Assuming any of these events had occurred at December 31, 2021, each named executive officer would have received full vesting of some or all of their outstanding RSUs (including PRSUs) and RSAs. The following table describes the amounts each named executive officer would have received in that circumstance.

Name	Number of Shares Acquired if Vesting Upon a Change in Control (#)	Value Realized if Vesting Upon a Change in Control ($)	Number of Shares Acquired if Vesting Upon Death, Disability, or Retirement (#) (1)	Value Realized if Vesting Upon Death, Disability, or Retirement ($) (2)

Ronald J. Kruszewski	—	—	259,512	18,274,835

James M. Zemlyak	—	—	132,047	9,298,750

Victor J. Nesi	—	—	148,127	10,431,103

Thomas B. Michaud	—	—	78,317	5,515,083

James M. Marischen	—	—	37,087	2,611,667
(1)	These shares vest upon death or disability, but not upon retirement or termination of employment.
(2)	Based on the closing price of $70.42 per share of our common stock on December 31, 2021. Includes RSUs, PRSUs and RSAs.

Proxy Statement for the 2022 Annual Meeting of Shareholders	51

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2021. Directors who also serve as our employees, inside directors, do not receive additional compensation for their service as directors of either the Company or any of its subsidiaries, although we do reimburse them for their travel and similar expenses incurred to attend Board meetings. This policy applies to Messrs. Kruszewski and Weisel, who have served both directors and executive officers. Non-employee directors are also reimbursed for their travel and similar expenses incurred to attend Board meetings. Information about the 2021 compensation earned or paid to Mr. Kruszewski in his capacity as an executive officer of the Company is disclosed in the 2021 Summary Compensation Table because he is a named executive officer for purposes of this Proxy Statement. All references to “Stock Units” in this section are to RSUs.

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Unit Awards ($) (3)	Total ($)

Adam T. Berlew	100,000	100,000	200,000

Kathleen L. Brown	130,000	100,000	230,000

Michael W. Brown	130,000	100,000	230,000

Robert E. Grady (4)	—	—	—

Daniel J. Ludeman	100,000	100,000	200,000

Maura A. Markus	130,000	100,000	230,000

David A. Peacock	130,000	100,000	230,000

Michael J. Zimmerman	100,000	100,000	200,000

(1)

Total Stock Units outstanding but not yet converted to shares, as of December 31, 2021, are: Mr. Berlew, 1,389; Ms. K. Brown, 7,014; Mr. M. Brown, 7,016; Mr. Grady, 6,283; Mr. Ludeman, 1,389; Ms. Markus, 7,014; Mr. Peacock, 1,389; Mr. Zimmerman, 7,011.

(2)

In addition to an annual cash retainer of $100,000 for serving as a director, the various committee chairs and the lead independent director were awarded additional cash retainers as follows: Lead Independent Director, $30,000; and Committee Chairs, $30,000.

(3)

In addition to an annual cash retainer of $100,000, each non-employee director was issued the equivalent of $100,000 in stock units on October 13, 2021. The units vest on a quarterly basis over a one-year period. Amounts stated reflect the aggregate grant date fair value computed in accordance with ASC 718.

(4)	Mr. Grady waived compensation to ensure compliance with policies of Summit Partners, an entity unaffiliated with the Company. Mr. Grady is an advisory partner of Summit Partners.

Grants of RSUs to non-employee directors of the Company are generally granted annually and vest on a quarterly basis over a one-year period.

As approved by the Board, the annual stock retainer payable to each non-employee director includes an award of the equivalent of $100,000 in stock units and $100,000 cash. The chair of each standing committee and the Lead Independent Director each receive $30,000 in cash, for services in each such capacity. Each non-employee director also receives reimbursement of travel and similar expenses incurred to attend Board meetings.

Directors who are also our employees do not receive any compensation for their service as directors of the Company or its subsidiaries, but we pay their expenses for attendance at meetings of the Board.

Proxy Statement for the 2022 Annual Meeting of Shareholders	52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Sarbanes-Oxley Act of 2002 generally prohibits loans by an issuer and its subsidiaries to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features.

From time to time, Stifel Bancorp makes loans and extensions of credit to our directors and executive officers. Outstanding loans made to our directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and its subsidiaries, and did not involve more than the normal risk of collectability or present other unfavorable features. As of December 31, 2020, all such loans were performing to their original terms.

Certain of our officers and directors maintain margin accounts with Stifel, Nicolaus & Company, Incorporated pursuant to which Stifel, Nicolaus & Company, Incorporated may make loans for the purchase of securities. All margin loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

On August 7, 2018, Stifel and an entity controlled by Mr. Kruszewski, Stifel’s CEO and Chairman, entered into an agreement by which Stifel agreed to charter a vessel owned by the entity for twelve weeks per calendar year, in exchange for an annual rental fee. In addition, Stifel is responsible for the incremental costs associated with its use of the vessel. The agreement concluded following disposition of the vessel in June 2021. The agreement constituted a related party transaction In 2021, in accordance with the terms of the agreement, Stifel paid the entity controlled by Mr. Kruszewski a $183,333 rental fee and Stifel incurred other incremental costs of $32,408 associated with Company use of the vessel.

On January 2, 2019, Stifel employed an adult son of Mr. Kruszewski, Michael Kruszewski, as an employee in the Alternative Investments division of its Institutional Group. The approximate total annual compensation of Mr. Michael Kruszewski for 2021 was $300,000. This employment constituted a related party transaction.

Each of the above related party transactions has been reviewed and approved by the independent directors composing the Board or appropriate committees of the Board, as applicable.

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which our company is a participant and in which any of our directors and executive officers or their family members have a direct or indirect material interest. Our Company Code of Ethics, which is available on our website at www.stifel.com, prohibits our directors and employees, including our executive officers and, in some cases, their family members, from engaging in certain activities without the prior written consent of management or our General Counsel, as applicable. These activities typically relate to situations where a director, executive officer, or other employee and, in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with our company, or who stands to benefit in some way from such a relationship or activity. Specifically, our Code of Ethics includes prohibitions against engaging in outside business or other activities that might create a conflict of interest with or compete against the Company’s interests, including ownership of privately held stock or partnership interests without prior written approval, using Company property, information, or positions for improper personal gain or benefit, and receiving bonuses, fees, gifts, frequent or excessive entertainment, or any similar form of consideration above a nominal value from any person or entity with which the Company does, or seeks to do, business. It is also against Company policy to give certain gifts or gratuities without receiving specific approval.

Each year, we require our directors and executive officers to complete a questionnaire which identifies, among other things, any transactions or potential transactions with the Company in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our company of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible.

We believe that the foregoing policies and procedures collectively ensure that all related party transactions requiring disclosure under applicable SEC rules are appropriately reviewed.

Aircraft and Personal Property Usage and Allowance Policy. Messrs. Kruszewski, Zemlyak and Nesi make limited personal and family use of Company-owned aircraft, in accordance with Company policy. This usage is reflected as part of their compensation in the amount of the incremental cost of personal travel for the year, including: landing, parking, and flight planning expenses; crew travel

Proxy Statement for the 2022 Annual Meeting of Shareholders	53

expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts, and external labor per hour of flight; and customs, foreign permits, and similar fees. The fixed costs of owning or operating the aircraft is not included. In addition, in May 2011, the Committee approved the use by Mr. Weisel and certain of our other employees from time to time, of an airplane owned by Thomas Weisel Investment Management, Inc., an entity wholly owned by Mr. Weisel, for business and other travel. In connection with the airplane usage, the Company approved an airplane allowance payable to Thomas Weisel Investment Management, Inc. in an amount of up to $300,000 covering the calendar year 2021. Based on historical and anticipated usage of the airplane by Mr. Weisel and such other employees, the Committee approved the payment of the airplane allowance on the condition that any personal flight activity attributable to a Company employee would be included in such employee’s annual compensation.

Compensation Committee Interlocks and Insider Participation. No current member of the Committee is or has been at any time one of the Company’s officers or employees. None of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s Board or the Committee.

CEO PAY RATIO

The following table sets forth the median of the 2021 total compensation of all employees of Stifel other than the CEO, the 2021 total compensation of the CEO, and the ratio of these two amounts, each as determined in accordance with Item 402(c) of SEC Regulation S-K.

	Year	Salary	Bonus	Stock Awards	All Other Compensation	Total

Ronald J. Kruszewski	2021	$200,000	$9,000,000	$4,000,000	$355,232	$13,555,232

Median Employee	2021	$86,972	$13,000	—	$3,000	$102,972

CEO Pay Ratio: 132 to 1

The median employee was determined as of December 31, 2021 and by utilizing the gross wages as reported on each employee’s IRS Form W-2, in the United States, or as reported on analogous forms outside the United States. In determining the median employee, we excluded employees who operated in jurisdictions outside of the United States and the United Kingdom and who are less than 5% of our total employees, consisting of 380 employees in 8 foreign jurisdictions. The total number of employees that operated within the United States and the United Kingdom at the end of 2021 was 8,411. The total number employees used for our de minimis calculation was 9,596 employees. The compensation figures shown here are calculated in accordance with applicable regulatory guidance and do not reflect the Committee’s perspective on compensation, which is described in the discussion beginning on page 39. A discussion of the key differences between calculations made according to applicable regulatory guidance and the Committee’s perspective on compensation begins on page 45.

Proxy Statement for the 2022 Annual Meeting of Shareholders	54

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The responsibilities of the Committee are provided in its charter, which has been approved by our Board. In fulfilling its oversight responsibilities with respect to the Compensation Discussion and Analysis included in this Report, the Committee, among other things, has:

▶	Reviewed and discussed the Compensation Discussion and Analysis with our management; and

▶	Following such review, the Committee has recommended the inclusion of such Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee of the Board of Directors of Stifel Financial Corp.

David A. Peacock, Chair

Adam T. Berlew

Robert E. Grady

* * *

ITEM 2. AN ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Our Board unanimously recommends a vote FOR the resolution approving the executive compensation of our named executive officers.

In deciding how to vote on this proposal, you are encouraged to consider the description of the Committee’s executive compensation philosophy and its decisions in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 22 and the Summary Compensation Tables beginning on page 46.

Our Board recognizes the fundamental interest our shareholders have in executive compensation. Our say on pay vote gives our shareholders the opportunity to cast an advisory vote to approve the compensation of all of our named executive officers.

Say on Pay Vote

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required by Section 14A of the Exchange Act to provide shareholders with an advisory vote on executive compensation. Our Board recommended, and our shareholders approved, to hold this advisory vote on an annual basis. Although the vote is advisory and is not binding on the Board, the Compensation Committee, or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. For these reasons, the Board unanimously recommends that shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement for the Company’s Annual Meeting of Shareholders to be held on June 13, 2022, pursuant to Item 402 of Regulation S-K (the compensation disclosure rules of the SEC), which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and other related information.

Approval of the advisory (non-binding) resolution on the Company’s executive compensation will require the affirmative vote of a majority of the voting shares cast, directly as part of the virtual-only meeting or by proxy on this resolution. As this is an advisory vote, the result will not be binding, although our Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and practices and in connection with its compensation determinations.

Proxy Statement for the 2022 Annual Meeting of Shareholders	55

ITEM 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends a vote FOR ratification of the selection of Ernst & Young LLP as the independent auditor of Stifel Financial Corp. and its subsidiaries for the calendar year 2022.

The Audit Committee of our Board has selected Ernst & Young LLP to serve as our independent auditor for the year ending December 31, 2022. While it is not required to do so, our Board is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of our shareholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to answer shareholder questions, and will have the opportunity to make a statement if they desire to do so.

Audit Committee Report

The primary function of our Audit Committee is oversight of our financial reporting process, publicly filed financial reports, internal accounting and financial controls, and the independent audit of the consolidated financial statements. The consolidated financial statements of the Company for the year ended December 31, 2021 were audited by Ernst & Young LLP, independent auditor for the Company. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board. Our Board has determined that each of the members of the Audit Committee is independent within the meaning of the listing standards of the SEC and the NYSE.

As part of its activities, the Audit Committee has:

▶	Reviewed and discussed with management and the independent auditor the Company’s audited financial statements;

▶

Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

▶

Received the written disclosures and letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3200T regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Management is responsible for the Company’s system of internal controls and financial reporting process. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. Based on the foregoing review and discussions and a review of the report of Ernst & Young LLP with respect to the Company’s consolidated financial statements, and relying thereon, we have recommended to the Board inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors of Stifel Financial Corp.

Michael W. Brown, Chairman

Daniel J. Ludeman

Maura A. Markus

Michael J. Zimmerman

* * *

Proxy Statement for the 2022 Annual Meeting of Shareholders	56

Auditor Fees

Ernst & Young LLP served as our independent auditor for 2021 and 2020. The following table presents fees for professional audit services for the audit of our annual consolidated financial statements for these years, as well as fees for the review of our interim consolidated financial statements for each quarter in these years and for all other services performed for these years by Ernst & Young LLP.

Type of Fee	Fiscal Year Ended December 31, 2021	Fiscal Year Ended December 31, 2020

Audit Fees (1)	$4,307,000	$4,128,000

Audit-Related Fees (2)	$551,000	$367,000

Tax Fees (3)	$0	$220,000

All Other Fees (4)	$133,600	$13,500

Total	$4,991,600	$4,728,500

(1)

Audit Fees include fees for professional services rendered in connection with the audits of our annual consolidated financial statements, including reviews of unaudited quarterly financial statements, SEC registration statement services, and services that are normally provided by independent auditors in connection with required statutory and regulatory filings.

(2)

Audit-related Fees include fees principally related to third-party service organization internal control attestation services, reviews of internal controls not related to the audit of our consolidated financial statements, and agreed upon procedures engagements.

(3)	Tax Fees include fees for services principally related to tax compliance and other tax services.
(4)

All Other Fees include services related to a foreign regulatory compliance program, investment banking consultation and an annual license fee for access to Ernst & Young’s web-based accounting research tool.

Auditor Services Pre-Approval Policy

The Audit Committee has adopted an auditor services pre-approval policy applicable to services performed for us by our independent auditor. In accordance with this policy, the Audit Committee’s practice is to approve annually all audit, audit-related, and permissible non-audit services to be provided by the independent auditor during the year. If a service to be provided is not pre-approved as part of the annual process or if it may exceed pre-approved fee levels, the service must receive a specific and separate pre-approval by the Audit Committee, which has delegated authority to grant such pre-approvals during the year to the chairperson of the Audit Committee. Any pre-approvals granted pursuant to this delegated authority are reported to the Audit Committee at its next regular meeting.

The Audit Committee has determined that the provision of the non-audit services described in the table above was compatible with maintaining the independence of our independent auditor. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the auditor’s independence. On February 15, 2022, the Audit Committee pre-approved certain services to be provided by our independent auditor relating to engagements occurring on or after that date.

Proxy Statement for the 2022 Annual Meeting of Shareholders	57

BENEFICIAL OWNERSHIP

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the amount of common stock beneficially owned, as of April 14, 2022, by each of our directors, the executive officers named in the 2021 Summary Compensation Table, and all of our directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1) (2)	Percentage of Outstanding Common Stock (3)	Stock Units (4)	Total

Ronald J. Kruszewski (5)	1,301,325	1.2%	280,632	1,581,957

James M. Zemlyak (6)	1,208,401	1.1%	131,436	1,339,837

Victor J. Nesi (7)	280,720	*	153,334	434,054

Thomas B. Michaud	140.225	*	91,805	232,030

Michael W. Brown	59,934	*	–	59,934

Michael J. Zimmerman	48,774	*	–	48,774

Thomas W. Weisel (8)	43,056	*	6,189	49,245

James M. Marischen	43,853	*	46,927	90,780

David A. Peacock (9)	29,005	*	–	29,005

Kathleen L. Brown	18,952	*	–	18,952

Maura A. Markus	18,952	*	–	18,952

Robert E. Grady (10)	15,429	*	–	15,429

Adam T. Berlew	7,383	*	–	7,383

Daniel J. Ludeman	7,383	*	–	7,383

Directors and Executive Officers as a Group: 17 persons, includes 3 persons not listed above	3,505,320	3.3%	857,675	4,362,995

(*)	Shares beneficially owned do not exceed 1% of the outstanding shares of our common stock.
(1)

Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name. These shares were listed on regulatory filings by each of the individual directors or executive officers.

(2)

Includes the following shares which have been allocated to such persons under the 401(k) Plan, respectively: Mr. Kruszewski, 2,015; Mr. Zemlyak, 29,799; Mr. Nesi, 178; Mr. Marischen, 2,756; and directors and executive officers as a group, 37,432. Also includes the following shares underlying stock units held by such persons and which are currently vested or which vest within 60 days following of April 14, 2022: Ms. K. Brown, 1,389; Mr. M. Brown, 1,389; Mr. Zimmerman, 1,389; Mr. Grady, 0; Mr. Peacock, 1,389; Ms. Markus, 1,389; Mr. Berlew, 1,389; Mr. Ludeman, 1,389; and directors and officers as a group, 16,087. Also includes the following RSAs: Mr. Kruszewski, 52,756; Mr. Zemlyak, 27,378; Mr. Nesi, 32,575.

Proxy Statement for the 2022 Annual Meeting of Shareholders	58

(3)

Based upon 106,572,333 shares of common stock issued and outstanding as of April 14, 2022, and, for each director, officer or the group, the number of shares subject to options or stock units which the director, officer, or the group has the right to acquire currently or within 60 days following that date.

(4)

Includes unvested stock units that will not be converted to shares and delivered within the 60-day period after April 14, 2022, and, therefore, under applicable SEC rules, are not deemed to be “beneficially owned” as of that date. These include RSUs and PRSUs that meet the condition stated in the preceding sentence. PRSUs are included in this column at the “Target” level, but may vest at between 0% and 200% of the “Target” level, as more fully described beginning on page 40. The stock units generally will be transferred into common stock at the end of a three- to six-year period after the date of grant contingent upon the holder’s continued employment with us.

(5)	Includes 799,896 shares held in a limited liability company as to which Mr. Kruszewski has sole voting power (but of which Mr. Kruszewski disclaims 274,000 shares).
(6)

Includes 908,422 shares held in a limited liability company as to which Mr. Zemlyak has sole voting power plus 6,569 shares held in a trust for the benefit of Mr. Zemlyak’s child as to which he also has sole voting power.

(7)	Includes 22,574 shares held by the Nesi Family Foundation and 28,422 shares held by the Victor J. Nesi GRAT u/a.
(8)	Includes 43,056 shares held by the Thomas W. Weisel Trust.
(9)	Includes 11,694 shares held by the David A. Peacock Revocable Living Trust.
(10)	Includes 15,428 shares held by the Robert E. Grady Revocable Trust.

DELINQUENT SECTION 16(A) REPORTS

Pursuant to Section 16(a) of the Exchange Act, directors and executive officers, and any persons holding 10% or more of the Company’s common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely upon a review of Forms 3, 4 and 5 filed by such persons, the Company believes that each of its officers and directors and any persons holding 10% or more of its common stock complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended December 31, 2021. However, as a result of administrative oversight: Mark P. Fisher was late in filing a Form 4 related to the grant and vesting of phantom share grants in 2018. This was noted and corrected in April of 2022. A phantom share is the economic equivalent of one share of common stock and is subject to the applicable vesting requirements.

BENEFICIAL OWNERS WITH MORE THAN FIVE PERCENT OF OUR COMMON STOCK

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of April 14, 2022, the persons identified below were the only persons known to us to be a beneficial owner of more than 5% of our common stock.

Name and Address	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock (1)

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	12,647,285	(2)	11.9%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	9,715,835	(3)	9.1%

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	6,080,494	(4)	5.7%

(1)	Based upon 106,572,333 shares of common stock issued and outstanding as of April 14, 2022.
(2)

The information shown is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2022 by BlackRock, Inc. It indicates that BlackRock, Inc. has sole voting power as to 11,647,798 shares and sole dispositive power as to 12,647,285 shares.

(3)

The information shown is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022 by The Vanguard Group, Inc. It indicates that The Vanguard Group, Inc. has sole voting power as to zero shares, shared voting power as to 51,969 shares, sole dispositive power as to 9,571,651 shares, and shared dispositive power as to 144,184 shares.

(4)

The information shown is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2022 by Capital Research Global Investors. It indicates that Capital Research Global Investors has sole voting and sole dispositive power as to 6,080,494.

Proxy Statement for the 2022 Annual Meeting of Shareholders	59

BENEFICIAL OWNERSHIP BY EMPLOYEES

Employee ownership of our common shares is described throughout this Proxy Statement as a fully diluted shares held plus units scheduled to be converted and delivered within 60 days of the noted date, or, where noted, as all shares plus all units scheduled to be converted at any time. Shares listed for any individual employee include those as to which that employee has sole voting power but disclaims economic interests, such as those held for the benefit of children and current and former spouses. Where undelivered shares relate to PRSUs, the number of shares is valued at the “Target” level for reporting purposes, unless otherwise noted.

QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

How do I participate in this year’s virtual-only Annual Meeting?

Our 2022 Annual Meeting of Shareholders will be virtual-only. Shareholders as of the record date and holders of valid proxies may attend and participate the meeting online, vote electronically and submit questions before and during the meeting by visiting www.meetnow.global/MD6XKL5 on June 13, 2022 at 9:30 a.m., Central Time. There is no physical location for the meeting. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Anyone may enter the meeting as a guest in listen-only mode, but only shareholders as of the record date and holders of valid proxies may participate. To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you are a registered shareholder (that is, if you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to participate in the Annual Meeting virtually on the Internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Stifel Financial Corp. (SF) holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on June 8, 2022, using one of the following methods:

▶	Email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

▶	Mail: Send a copy of the email or correspondence from your broker, or include your legal proxy, to Stifel Financial Corp., Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy using the methods described the Notice of Internet Availability of Proxy Materials we have sent to you, or by following the instructions at www.investorvote.com/sf.

Our virtual meeting procedures are intended to authenticate shareholders’ identities, allow shareholders to give their voting instructions, confirm that shareholders’ instructions have been recorded properly, and comport with applicable legal requirements.

Who is soliciting my vote?

Our Board is soliciting your vote at the Annual Meeting.

What will I be voting on?

1.	Election of eleven Directors, each as nominated by the Board.

2.	An advisory vote to approve executive compensation (Say on Pay).

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.

How many votes do I have?

You will have one vote for every share of Company common stock you owned on the record date, April 14, 2022, for each of the directors to be elected and on each other proposal presented at the Annual Meeting. Common stock is our only class of outstanding stock. There is no cumulative voting in the election of directors.

Proxy Statement for the 2022 Annual Meeting of Shareholders	60

Who can vote at our Annual Meeting?

You can vote your shares of Common Stock at our Annual Meeting if you were a shareholder at the close of business on April 14, 2022, the record date for our Annual Meeting. As of April 14, 2022, there were 106,572,333 shares of common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting.

How many votes must be present to hold the meeting?

53,286,167 votes, which represents a majority of the votes that can be cast at the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

Does any single shareholder control as much as 5% of any class of Stifel’s common stock?

There are three shareholders each that beneficially own over 5% of our common stock. They are described on page 59.

How do I vote?

You can vote either by proxy, with or without participating in the Annual Meeting, or by participating in the virtual-only Annual Meeting. To vote electronically via the Internet, please follow the instructions provided at www.investorvote.com/sf. Alternatively, to vote via telephone, please call (800) 652-VOTE (8683). If you requested that a proxy card be mailed to you, you may fill out your proxy card, date and sign it, and return it in the provided postage-paid envelope. We must receive your proxy card no later than the close of business on June 9, 2022 for your proxy to be valid and for your vote to count. Our employees who participate in our employee benefit plans may vote those shares via the links on our intranet or may have their proxy card mailed to them. If you want to vote by participating directly in the virtual-only Annual Meeting, you must follow the instructions describe above in the answer to the question How do I participate in this year’s virtual-only Annual Meeting?

How many shares are held in the Stifel Financial, Incorporated Profit Sharing 401(k) Plan?

On April 14, 2022, the Stifel Financial, Incorporated Profit Sharing 401(k) Plan (the “401(k) Plan”) held 2,080,655 shares of our common stock in the name of Empower, as trustee of the 401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Prudential how to vote shares of common stock credited to your 401(k) Plan account by indicating your instructions by voting via the links on our intranet or by requesting a proxy card and returning it to us by the close of business on June 9, 2022. A properly executed proxy card or instructions received via the links on our intranet will be voted as directed. If no proper voting direction is received, Prudential, in its capacity as the 401(k) Plan trustee, will vote your shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan.

Can I change my vote?

Yes. Prior to the meeting date, you may cast a new vote by telephone, Internet, or via the links on our intranet, or request and return a proxy card with a later date, or send a written notice of revocation to Mark P. Fisher, our Corporate Secretary, at One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102, or e-mail us at investorrelations@stifel.com. If you participate in the virtual-only Annual Meeting, you can request that your previously submitted proxy not be used.

What are the votes required for these items?

▶

In an uncontested election, as is the case in this election, each nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the “withhold” votes cast against such nominee’s election. Shares represented by your proxy will be voted in accordance with your direction as to the election of directors from the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted “for” the election of each nominee. In the event any person listed as a nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for the remaining nominees and any substitute nominee recommended by the Board.

▶	The affirmative vote of a majority of the shares of our common stock cast at the meeting or by proxy is required for approval of each other item.

What if I don’t vote for some of the matters listed in these proxy materials or on my proxy card?

If you vote for some, but not all, matters electronically or by telephone, or return a proxy card without indicating your vote with regard to a particular matter, your shares will be voted “for” all of the nominees listed on the card, “for” the advisory approval of the compensation of

Proxy Statement for the 2022 Annual Meeting of Shareholders	61

our named executive officers, and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for this calendar year, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

How are broker non-votes and abstentions treated?

Under the rules of the NYSE, your broker or nominee may not vote your shares without your specific voting instructions on Items 1, 2 and 3. See the section entitled “Can My Shares Be Voted If I Don’t Vote Electronically, Don’t Vote By Telephone, Don’t Return My Proxy Card, and Don’t Attend the Annual Meeting?” below for additional information. Accordingly, if you do not instruct your broker or nominee as to how to vote your shares on Items 1, 2 and 3, this would be a broker “non-vote”, and your shares would not be counted as having been voted on the applicable proposal. We therefore encourage you to instruct your broker or nominee on how you wish to vote your shares. Please vote; your vote is important. Voting on matters presented at shareholders meetings, particularly the election of directors, is the primary method for shareholders to influence the direction taken by a publicly traded company. We urge you to participate in the election through any of the above-noted means. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. When tabulating the voting results for any particular proposal, shares that constitute broker non-votes and, pursuant to our By-Laws, abstentions are not considered votes cast on that proposal. Accordingly, broker non-votes and abstentions will not affect the outcome of any matter being voted on at the Annual Meeting, except for Item 3, for which under NYSE rules abstentions must be treated as a vote cast and therefore, a vote “against.” In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Can my shares be voted if I don’t vote electronically, don’t vote by telephone, don’t return my proxy card, and don’t attend the Annual Meeting?

Items 1, 2 and 3 are not considered routine matters under the NYSE rules, and therefore, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares that they hold for you in nominee name if they have not received your voting instructions with regard to these proposals. For Items 1 and 2, shares that constitute broker non-votes and abstentions are not considered votes cast on that proposal. Accordingly, broker non-votes and abstentions will not affect the outcome of the votes under either proposal. For Item 3, under NYSE rules abstentions must treated as votes cast and therefore, an abstention will be treated as a vote “against” the proposal. Item 4 is considered a routine matter under the NYSE rules for voting purposes. Accordingly, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote on such routine matters the shares that they hold for you in nominee name even if you have not furnished voting instructions within a specified period of time prior to the Annual Meeting.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is adjourned or postponed?

Your proxy will still be valid and may be voted at the adjourned or postponed meeting.

Why did I receive a one-page notice of internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces our costs and the environmental impact of our Annual Meeting. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners who have not previously requested a printed or electronic set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and annual report and vote online, as well as instructions on how to request a printed set of proxy materials.

How can I access Stifel’s proxy materials and annual report electronically?

To vote electronically via the Internet, you will need your control number, which was provided to you in the Notice or the proxy card included in your printed or electronic set of proxy materials. Once you have your control number, you may go to www.investorvote.com/sf and enter your control number when prompted to vote. To request the proxy materials electronically, you may either call (800) 652-VOTE (8683) or send an e-mail requesting electronic delivery of the materials to investorrelations@stifel.com. Additionally, the proxy materials are available at www.investorvote.com/sf and at www.stifel.com/investorrelations.

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How can I make a Shareholder Proposal for the 2023 Annual Meeting?

In order to be considered for inclusion in the proxy statement for the 2023 Annual Meeting of Shareholders, the written proposal must be received at our principal executive offices no earlier than February 12, 2023 and not later than March 14, 2023, which is not less than 90 days or more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting. The proposal should be addressed to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Upon receipt of any such proposal, we will determine whether to include such proposal in the proxy statement and proxy card in accordance with regulations governing the solicitation of proxies. Shareholder proposals not intended to be included in the Company’s proxy statement may be brought before an Annual Meeting in accordance with the advance notice procedures detailed in our By-Laws. Shareholder proposals must be in proper written form and meet the detailed disclosure requirements set forth in our By-Laws. If you would like to receive a copy of the provisions of our By-Laws setting forth these requirements, you should write to Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102. Any proposals that we receive that are not in accordance with the above standards will not be voted on at the 2023 Annual Meeting. A shareholder may nominate candidates for election as directors at shareholder meetings by following the procedures set forth in this proxy statement on page 21.

OTHER MATTERS

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements, annual reports, and other deliverables with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household our deliverables to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of distributed materials, or if you are receiving multiple copies of distributed materials and wish to receive only one, please contact us in writing or by telephone at Stifel Financial Corp., Attention: Mark P. Fisher, Corporate Secretary, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102-2102, (415) 364-2500. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered.

Other Business

Management knows of no business to be brought before the Annual Meeting other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to participate in the virtual meeting directly, we urge you to promptly vote your shares over the Internet, by telephone, or if you requested printed copies of the proxy materials, you can vote by dating, signing, and returning the proxy card in the postage-paid return envelope. Your cooperation in giving this your prompt attention is appreciated.

Miscellaneous

The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail, telephone, Internet, or other electronic means. They also may be solicited by officers and regular employees of us and our subsidiaries personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

By Order of the Board of Directors,

Mark P. Fisher, Corporate Secretary

April 29, 2022

Proxy Statement for the 2022 Annual Meeting of Shareholders	63

STIFEL

Stifel Financial Corp. | www.stifel.com
One Financial Plaza | 501 North Broadway | St. Louis, Missouri 63102

Your vote matters — here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/SF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SF Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR each of the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold 01 - Adam Berlew 02 - Kathleen Brown 03 - Michael W. Brown 04 - Robert E. Grady 05 - Ronald J. Kruszewski 06 - Daniel J. Ludeman 07 - Maura A. Markus 08 - David A. Peacock 09 - Thomas W. Weisel 10 - Michael J. Zimmerman For Against Abstain 2. To approve, on an advisory basis, the compensation of our named executive officers (say on pay). For Against Abstain 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022. 4. To consider and act upon other business as may properly come before the meeting and any adjournment or postponement thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UPX 538669 03LZHD

The 2022 Annual Meeting of Shareholders of Stifel Financial Corp. will be held on Monday June 13, 2022 at 9:30 a.m. Central Time, virtually via the internet at www.meetnow.global/MD6XKL5. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Our proxy statement and 2021 annual report are available at: www.stifel.com/investor-relations/annual-reports Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SF IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Stifel Financial Corp. + Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 13, 2022 Ronald J Kruszewski and Mark P. Fisher, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Stifel Financial Corp. to be held on June 13, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.